UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
_____________________
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INTEGRA LIFESCIENCES HOLDINGS CORPORATION
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Preliminary Copy — Subject to Completion Integra LifeSciences Holdings Corporation intends to release definitive copies of the Proxy Statement to shareholders on or about April 4, 2024.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time & Date Thursday, May 9, 2024 9:00 a.m. local time
To the Stockholders of Integra LifeSciences Holdings Corporation:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:
1.To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2024.
3.To approve, on an advisory basis, the compensation of our named executive officers.
4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) to reflect new Delaware Law provisions regarding officer exculpation.
5.To approve Amendment No. 1 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan.
Stockholders will also transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.
If your shares are held in “street name,” meaning that they are held for your account by a broker, bank or other nominee, your broker, bank or nominee will not be able to vote your shares with respect to any of the matters presented at the Annual Meeting, other than the ratification of the appointment of our independent registered public accounting firm, unless you give your broker specific voting instructions.
Therefore, it is very important that you vote your shares for all proposals.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and vote as soon as possible. You may vote by proxy over the Internet at www.proxyvote.com by using the instructions provided in the notice or proxy card. Alternatively, as you have received your proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Voting over the Internet or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend. Instructions regarding the two methods of voting are contained in the notice or proxy card. If you attend the Annual Meeting, you may vote during the Annual Meeting via the Internet even if you have previously returned your proxy card or voting instruction card or voted by the Internet.
By order of the Board of Directors,

Eric Ian Schwartz
Executive Vice President, Chief Legal Officer and Secretary
Princeton, New Jersey
April ____, 2024
This Notice of Annual Meeting, the proxy statement, the proxy card and the 2023 Annual Report are first being sent to stockholders on or about April ____, 2024.

Place Integra LifeSciences Headquarters 1100 Campus Road, Princeton, New Jersey 08540
Record Date Holders of record as of the close of business on March 11, 2024 are entitled to vote at the Annual Meeting
Annual Report
The 2023 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

PROXY SUMMARY

This proxy statement contains information related to the solicitation of proxies for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The solicitation is made by Integra on behalf of its Board of Directors (the "Board"). This summary highlights information contained in this proxy statement, which, along with the proxy card and our 2023 annual report, is first being sent or made available to stockholders on or about April ____, 2024. This summary does not contain all of the information you should consider before voting. Please read the entire proxy statement before voting. For more information regarding Integra's 2023 operational and financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023, which accompanies this proxy statement.

Meeting Information
Date May 9, 2024	Time 9:00 a.m. local time	Place The Annual Meeting will be held at Integra's corporate headquarters: 1100 Campus Road, Princeton, New Jersey, 08540

Proposal	Board Recommendation	Page

1.To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR	7
	each nominee
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2024.	FOR	75
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	78
4.To approve an amendment to the Integra LifeSciences Holdings Corporation Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware.	FOR	79
5.To approve Amendment No. 1 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan.	FOR	81

How to Vote
By Internet If you have internet access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by Internet, you should not return your proxy card.
By Mail
You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
If you vote via the Internet, you may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on May 8, 2024.

2024 Proxy Statement	1

Proxy Summary
Your Vote is Important. Stockholders as of March 11, 2024, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the Annual Meeting. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the Annual Meeting. You can vote via the internet or telephone by following the voting procedures described in the Notice of Annual meeting above, proxy card or voting instruction form, or by returning your completed and signed proxy card or voting instruction form in the provided envelope.
Board Composition and Director Nominees
The following table provides summary information about each current member of the Board and each director nominee.
All directors are elected by a majority of votes cast, except in the case of a contested election where the number of nominees exceeds the number of open positions, in which case plurality voting is used. Members of the Board are elected to serve a term of one year and until their successors have been elected and qualified. All of the nominees for director have consented to being named in this proxy statement and to serve if elected.
More detailed information about each director nominee’s background, skill set and areas of expertise can be found beginning on page 10 of this proxy statement.

		Director Since			Committee Memberships				Other Current Public Company Boards
Name	Age*		Independence	Occupation	A	C	G	F

Keith Bradley, Ph.D.	79	1992		Retired Professor of International Management and Management Strategy, Open University and Cass Business School, U.K.					—
Shaundra D. Clay	53	2021		Global Vice President of Finance, Beam Suntory, Inc.					—
Jan De Witte	59	2021	CEO	President and CEO, Integra LifeSciences Holdings Corporation					1
Stuart M. Essig, Ph.D.	62	1997	Executive Chairman	Executive Chairman, Integra LifeSciences Holdings Corporation Managing Director, Prettybrook Partners, LLC					2
Jeffrey A. Graves, Ph.D.	62	2023		President and CEO, 3D Systems Corporation					2**
Barbara B. Hill	71	2013		Operating Partner, NexPhase Capital					1
Renee W. Lo	43	2022		Partner CTO, APAC Regional Director, Google					—
Raymond G. Murphy	76	2009		Retired Senior Vice President and Treasurer, Time Warner Inc.					—
Christian S. Schade	63	2006		Growth Partner, Flagship Pioneering					1

*    As of March 31, 2024
** Dr. Graves currently serves on the board of directors of Hexcel Corporation. Dr. Graves is not standing for re-election at its upcoming annual meeting of stockholders and will cease to serve on the board of directors of Hexcel Corporation at the conclusion of such annual meeting.

A	Audit Committee	C	Compensation Committee	G	Nominating and Corporate Governance Committee	F	Finance Committee	Chair	Member

2	2024 Proxy Statement

Proxy Summary
2023 Business Highlights

Integra LifeSciences Holdings Corporation is a global leader in neurological solutions and regenerative tissue technologies dedicated to limiting uncertainty for clinicians so they can focus on providing the best patient care. We manufacture and sell medical technologies and products in two reportable business segments: Codman Specialty Surgical and Tissue Technologies.
Our core values — Integrity; Our People; Excellence; Embracing Change; Decisiveness; and Teamwork — guide our approach to doing business. We believe how we do our work is just as important as what we do. As our company grows, we will stay focused on our path to fulfilling Integra’s vision—to be one of the most admired global healthcare technology companies—committed to becoming better and smarter in delivering breakthrough outcomes for patients and surgeons while strengthening our commitment to the greater good.
2023 Year in Review
2023 presented numerous operational challenges, including the voluntary global recall and manufacturing stoppage of all products manufactured at our Boston, Massachusetts facility. Despite these challenges, we were able to strengthen our operational capabilities while capitalizing on the growth of our markets and the resilience of our products. We delivered total revenues of $1,541.6 million in 2023, representing a decrease of 1.0% on a reported basis and an increase of 5.5% on an organic basis excluding Boston compared to full-year 2022. The Company reported GAAP net income of $67.7 million for the full-year 2023. Adjusted EBITDA for the full-year 2023 was $369.7 million.
2023 operational highlights include:
•Achieved mid-single digit growth in our Codman Specialty Surgical segment and high-single digit growth in our Tissue Technologies segment, ex Boston
•Integrated SIA following its acquisition in December 2022 and achieved 100% revenue growth for DuraSorb®
•Advanced our implant-based-breast-reconstruction PMA clinical strategy for both SurgiMend® and DuraSorb®
$1,541.6m Reported GAAP Total Revenues (1.0)% Reported Revenue change and 5.5% Organic revenue growth excluding Boston compared to fiscal year 2022
$67.7m Reported GAAP Net Income $369.7m Adjusted EBITDA $275M of share repurchases

•Completed international CereLink® relaunch and obtained 510(k) clearance for the domestic relaunch in the first quarter of 2024
•Obtained 510(k) clearance for our next generation Aurora® Surgiscope
•Achieved double digit growth internationally in China and Japan and through portfolio expansion of DuraGen®, CUSA®, and 100+ product registrations
•Continued to strengthen and expand our In-China-for-China manufacturing capability
•Further strengthened our executive leadership team — including appointing Lea Knight, Executive Vice President and Chief Financial Officer, and Chantal Veillon, Executive Vice President and Chief Human Resources Officer
•Entered into a definitive agreement to acquire Acclarent, Inc., with the consummation of the transaction anticipated by the second quarter of 2024

2024 Proxy Statement	3

Proxy Summary

•Implemented an upgraded Quality Management System, reflecting investments in talent, infrastructure and process capabilities
•Began process of identifying operational efficiency opportunities to re-establish the path to sustainable margin improvement
•Further refined and implemented our sustainability roadmap and initiatives and published our second environmental, social and governance ("ESG") report

Despite encountering operational challenges in 2023, our teams exhibited an unwavering commitment to fortifying our operational capabilities while delivering lifesaving technologies to our customers and their patients. Excluding Boston, our business performance showcased the strength of our markets and the strong demand for our products. The accomplishments of 2023 not only expanded our portfolio but also reinforced our ability to implement strategic initiatives and drive future growth. We remain confident about our potential to accelerate growth and make impactful investments in our strategic priorities moving forward.

Corporate Governance Highlights
The Board believes that our commitment to strong corporate governance benefits all of our stakeholders, including our stockholders, employees, business partners, customers, communities and others who have a stake in how we operate. Our key corporate governance highlights include:

Number of Directors	9

Percentage of directors who are Independent	78%
Stockholder right to call a special meeting of stockholders
All non-employee directors are independent
Risk oversight by the full Board and its committees
Majority voting standard for uncontested director elections
Four fully independent standing Board committees
Annual Board and committee self-evaluations, and individual evaluations of nominees for reelection
Meaningful stock ownership guidelines for executive officers
Prohibition on hedging and pledging of our stock
Recoupment/clawback policy
We continuously look for ways to enhance our corporate governance and increase value to our stockholders. As described in more detail under the "Environmental, Social, and Governance (ESG) Initiatives" section of this proxy statement, our corporate governance structure places formal oversight of ESG initiatives with our Board. We have found that formally integrating oversight of ESG-related matters has not only strengthened our business by affording the Board and its committees increased opportunities to collaborate with management on our ESG initiatives but also provides increased opportunity for Integra's core values and principles to inform our approach to sustainability and ESG-related matters.

4	2024 Proxy Statement

Proxy Summary
Stockholder Outreach
We believe that regular dialogue with, and accountability to, our stockholders is critical to our success. Our management team participates in numerous investor meetings throughout the year to discuss our business and strategic priorities. Our core stockholder engagement team includes senior members of our investor relations, finance and corporate governance teams, supplemented by our President and Chief Executive Officer and members of our Board, as appropriate. These meetings include in-person, telephone and webcast engagements, as well as investor conferences and our annual meeting of stockholders. Stockholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, sustainability initiatives and many other topics.
Over the course of 2023, management reached out to and engaged with stockholders representing approximately 50% of our outstanding shares. In our meetings with stockholders, we continue to receive feedback on key indicators that drive the strength of our business and a driver of stockholder value creation. Stockholder feedback and perspectives are shared with the Board and considered for our compensation programs. In addition, in May 2023, we hosted our first Investor Day since 2021. This program gave stockholders the opportunity to hear directly from our management team about our performance in fiscal 2023, as well as our short- and long-term strategic initiatives and areas of opportunity. Stockholders that attended were able to ask questions of management.
Executive Compensation Highlights
The Compensation Committee holds a pivotal role in ensuring the integrity and effectiveness of the Company's executive compensation program. This program is designed to adhere to robust compensation and governance standards, reflecting our dedication to ethical practices and shareholder interests. By fostering a pay-for-performance culture, our compensation policies incentivize executives to achieve outstanding results while remaining aligned with the Company's long-term objectives. Through competitive compensation packages, we attract and retain top-tier executive talent, vital for driving innovation and sustaining growth in a competitive market environment. Our compensation structure prioritizes our overarching purpose of enhancing patient outcomes, underscoring our commitment to delivering value not only to shareholders but also the broader community. Our comprehensive approach to executive compensation strengthens our position as a responsible corporate entity dedicated to sustainable success.
The following highlights some of the key principles and practices of our executive compensation program:

Majority of compensation is performance-based incentives	External competitiveness through market benchmarking
Short- and long-term performance objectives align with long-term goals	Recoupment/clawback provisions for both long-term incentive and short-term incentive awards
Performance measures align with shareholder interests	Significant stock ownership guidelines
No guaranteed minimums	“Double trigger” vesting for all long-term incentive awards
Caps on performance incentives payments	Anti-hedging and anti-pledging policy
No repricing of stock options	Limited perquisites and personal benefits
Compensation Committee oversight of annual compensation risk assessment	Compensation decisions reflect peer group pay levels and practices

2024 Proxy Statement	5

Proxy Summary
Additional Information
Our principal executive offices are located at 1100 Campus Road, Princeton, NJ 08540, and our telephone number is (609) 275-0500. Our website address is www.integralife.com. Website references and hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated into, nor does it form a part of, this proxy statement.
References throughout this proxy statement to “the Company,” “Integra LifeSciences,” “Integra,” “we” or “our” refer to Integra LifeSciences Holdings Corporation and its subsidiaries, unless the context suggests otherwise.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the financial performance of the Company, and the benefits of the Company's product launches, business objectives and growth strategies. These and other forward-looking statements are based on the Company’s beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Integra's periodic reports on file with the U.S. Securities and Exchange Commission ("SEC"). The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. Integra disclaims any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.
Forward-looking and other statements in this proxy statement regarding our ESG and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

6	2024 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
2024 Director Nominees
Based on the qualifications described below, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following nine persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Keith Bradley, Ph.D., Shaundra D. Clay, Jan De Witte, Stuart M. Essig, Ph.D., Jeffrey A. Graves, Ph.D., Barbara B. Hill, Renee W. Lo, Raymond G. Murphy, and Christian S. Schade, each of whom currently serve as a director of the Company.
As described below, we believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, and a commitment to participation in board activities. The Board believes that each nominee appearing below has the skills, experience and personal qualities the Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves the Board, the Company and our stockholders. Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. The fact that a particular experience, qualification, attribute or skill for a director nominee is not specifically referenced for a particular nominee does not mean that the nominee does not possess that experience, qualification, attribute or skill. All biographical information below is as of the record date.
If any nominee should become unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board may nominate. See “Principal Stockholders” for information regarding the security holdings of our director nominees.
Required Vote for Approval and Recommendation of the Board of Directors
Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee then will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.
Criteria for Board Membership and Director Qualifications
The Nominating and Corporate Governance Committee seeks to construct and maintain a Board consisting of a balanced, and diverse set of directors who collectively possess the expertise to ensure effective oversight of management. When considering a candidate for nomination as a director, the Board and the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to new nominees. The Nominating and Corporate Governance Committee also considers whether directors and director nominees are able to devote sufficient time and attention to their role as a member of our Board (including with respect to the Executive Chairman and Presiding

2024 Proxy Statement	7

Proposal 1
Director roles) and will, consistent with our Corporate Governance guidelines, take into account the nature of and time involved in a director's service on other boards (including any committees thereof) in evaluating the suitability of individual director candidates and current directors and making its recommendations to the Company's stockholders. In addition, for candidates who are currently serving as directors, the Nominating and Corporate Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual could work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.
The Board and the Nominating and Corporate Governance Committee evaluate each individual candidate for nomination as a director in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment and drawing on the diversity of its members. In addition, the Board and the Nominating and Corporate Governance Committee believe that the Company and its stockholders benefit from a Board that combines the fresh perspectives brought by newer directors with the extensive industry and company-specific knowledge of longer-tenured directors, and consider director tenure when making director nomination decisions.
Consideration of Diversity
As indicated in “Information Concerning Meetings, Executive Sessions and Director Independence — Nominating and Corporate Governance Committee,” on pages 17-18, a key objective for the Board in composing its membership is to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment, leveraging a diversity of experiences and backgrounds. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of diversity characteristics for this purpose, including viewpoints, backgrounds, experience, skill sets, education and personal attributes such as gender and race. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Director tenure is also considered during nominee assessment.

Gender	Independence

● Male	● Independent
● Female	● President/CEO & Executive Chair
100% of the membership the directors serving on the Audit, Nominating and Corporate Governance, Compensation, and Finance committees are independent. Since 2021, we have appointed four new non-executive directors to our Board. As previously disclosed, effective February 27, 2024, the Board appointed Dr. Essig, the Company's Chairman, to the role of Executive Chairman in connection with Mr. De Witte's announced intention to retire as our President and Chief Executive Officer following the appointment of his successor. There was no change to Dr. Essig’s aggregate cash or equity-based compensation in connection with his appointment as Executive Chairman nor is it anticipated that Dr. Essig will serve as our principal executive officer at any point during the CEO transition process. The Board believes that Dr. Essig's experience with the Company and knowledge of the markets in which we operate will serve as a valuable resource and source of stability throughout the transition process.

8	2024 Proxy Statement

Proposal 1
Board Diversity Matrix
The table below provides certain highlights of the composition of our Board members and nominees as of March 25, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of March 25, 2024)
Total Number of Directors	9
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	–	–
Demographic Background
African American or Black	1	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	6	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–
Diverse Range of Qualifications and Skills Represented by Our Directors
The table below summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of our Board.

	Bradley	Clay	De Witte	Essig	Graves	Hill	Lo	Murphy	Schade
Skills/Qualifications
Healthcare Industry Experience Knowledge or experience in an industry involving healthcare and medical products and services	●	●	●	●	●	●		●	●
Senior Leadership and Oversight Experience
Experience with the leadership and oversight of organizations, offering practical perspectives on organizational and strategic planning, including M&A activity, talent development and driving long-term growth
		●	●	●	●	●	●	●	●
Manufacturing Operations and Supply Chain Experience Experience with the relationships and activities required to manufacture goods and maximize overall supply chain efficiency			●	●	●	●
Corporate Sales and Marketing Experience Experience with the marketing of an organization's products and services.		●	●	●	●	●	●
Risk Management Experience Knowledge and experience in managing major risk exposures for complex, large organizations		●	●	●	●	●		●	●
Regulatory, Compliance and Product Safety Experience Experience with regulatory schemes and product quality control and safety			●	●	●	●			●

2024 Proxy Statement	9

Proposal 1

	Bradley	Clay	De Witte	Essig	Graves	Hill	Lo	Murphy	Schade
Skills/Qualifications
Financial Acumen Experience in financial accounting/reporting and corporate finance.	●	●	●	●	●			●	●
International Experience Prior experience at, or study of, organizations that operates internationally	●	●	●	●	●	●	●	●
Public Company Board Experience Experience serving on and/or leading boards/committees of other public companies	●		●	●	●	●			●
Technology and Cybersecurity Expertise Knowledge or experience relating to information technology, data security, or data analytics	●		●	●	●		●
Corporate Governance Expertise Knowledge of or experience with the rules, practices, and processes used to direct and manage a company.	●			●	●	●		●	●
ESG/Sustainability Expertise Knowledge of or experience with oversight and implementation of ESG, human capital management and sustainability-related initiatives			●	●	●	●
Director Nominees
Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our current directors or executive officers. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary, or other affiliate of Integra LifeSciences Holdings Corporation.

Keith Bradley, Ph.D. – Former Professor of International Management & Management Strategy, Open University and Cass Business School, U.K.

Dr. Bradley has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. Dr. Bradley was formerly an adviser to RPH Capital, Canada.
Other Public Company Directorships: Prior to its merger with Orthofix Medical Inc. (Nasdaq: OFIX) in 2023, Dr. Bradley was a director of SeaSpine Holdings Corporation from 2015 to 2023.
Other Professional Experience and Community Involvement: Dr. Bradley served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange.
Education: Dr. Bradley received B.A. (Hons) degree from Middlesex University, and M.A. and Ph.D. degrees from the University of Essex, UK.
Key Experience and Qualifications: We believe Dr. Bradley's qualifications to serve on our Board include his international experience, extensive business experience in the healthcare and medical device industries, and financial literacy coupled with his more than 30 years of service on the boards of publicly traded companies.

Age: 79 Director since: 1992 Committees: Nominating and Corporate Governance, Compensation (Chair), Finance

10	2024 Proxy Statement

Proposal 1

Shaundra D. Clay – Global Vice President, Beam Suntory

Since 2021, Ms. Clay has served as the global vice president of finance at Beam Suntory, Inc., a global premium spirits company, where she is responsible for enterprise-wide financial planning and analysis and leads the integration of the short-, mid-, and long-term planning processes to optimize resource deployment. Prior to Beam Suntory, Ms. Clay was a managing director in the commercial banking group at JP Morgan Chase. Ms. Clay also spent 13 years in leadership roles within the healthcare industry in the United States and internationally. She served as chief financial officer for Australia, Canada, and Europe at Eli Lilly and Company and spent several years at Medtronic in a variety of leadership roles in the U.S. and abroad, including as chief financial officer for the cardiac & vascular group for Western Europe and Canada. Ms. Clay began her career in accounting and financial analytics at Allstate Insurance Corporation.
Other Professional Experience and Community Involvement: Ms. Clay currently serves on the board of directors for the Executive Leadership Council as well as the board of trustees of the Rosalind Franklin University of Medicine & Science.
Education: She earned a Bachelor’s degree in accounting from Clark Atlanta University and her M.B.A. from the University of Illinois at Chicago. Ms. Clay is an alumna of the Wharton School of the University of Pennsylvania, where she completed the Advanced Management Program.
Key Experience and Qualifications: We believe Ms. Clay's qualifications to serve on our Board include her record as a corporate executive coupled with her extensive experience in the fields of finance, the healthcare industry, and international business and her expertise in finance, healthcare, global business management and risk assessment.

Age: 53 Director since: 2021 Committees: Audit

Jan De Witte – President and Chief Executive Officer

Mr. De Witte is Integra's President and Chief Executive Officer. He commenced service as President and Chief Executive Officer and a director in December 2021. Mr. De Witte has an extensive track record in the global healthcare industry spanning more than two decades. Prior to joining Integra, Mr. De Witte served as chief executive officer of Barco N.V. from 2016 to August 2021. At Barco, he created shareholder value through digital innovation and new product development, commercial acceleration, international market growth and operational excellence. Prior to Barco, Mr. De Witte spent 17 years in senior-level leadership roles at GE, including as president and CEO of GE Global Healthcare IT. Before GE, Mr. De Witte spent five years in strategic consulting at McKinsey and three years in operations at Procter & Gamble.
Other Public Company Directorships: Mr. De Witte has been a member of the board of directors of ResMed Inc. (NYSE: RMD) since 2019. From 2016 to 2021, Mr. De Witte was a director at Barco, N.V.
Other Professional Experience and Community Involvement: Mr. De Witte has served on the board of directors of the Advanced Medical Technology Association (AdvaMed) since March 2022. Mr. De Witte has also been an active community leader serving as the chair of Hangar K innovation hub in Belgium from 2018 until 2021 and a board member of Ghent University from 2018 to 2021.
Education: Mr. De Witte holds a M.S. in electromechanical engineering with greatest distinction from the KU Leuven in Belgium and a M.B.A. from Harvard University.
Key Experience and Qualifications: We believe Mr. De Witte's qualifications to serve on our Board include his over 20 years of experience in executive management and his history of success in the development and execution of corporate strategy. Moreover, Mr. De Witte has extensive skills and experience in global business operations, commercialization and digital business models.

Age: 59 Director since: 2021

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Proposal 1

Stuart M. Essig, Ph.D. – Executive Chairman, Integra LifeSciences Holdings Corporation; Managing Director, Prettybrook Partners, LLC

Dr. Essig is Integra’s Executive Chairman of the Board of Directors. He has been our Chairman since January 2012 and a director since he joined Integra in 1997. He served as our Chief Executive Officer from 1997 through 2012 and our President from 1997 until 2010. In February 2024, he was appointed as our Executive Chairman of the Board. Prior to joining the Company, he acted as the managing director in mergers and acquisitions for the medical technology practice at Goldman, Sachs & Co. He currently serves as managing director of Prettybrook Partners LLC, a family office dedicated to investing in healthcare companies, which he cofounded in 2012.
Other Public Company Directorships: Dr. Essig currently serves on the board of directors of IDEXX Laboratories, Inc. (Nasdaq: IDXX) and Orthofix Medical Inc. (Nasdaq: OFIX). Dr. Essig previously served on the board of directors of SeaSpine Holdings Corporation, from 2014 to 2022, prior to its merger with Orthofix, and St. Jude Medical Corporation (NYSE: STJ) from 1999 to 2017, prior to its sale to Abbott Corporation. From 2013 until 2019 he served on the board of directors of Owens & Minor, Inc., (NYSE: OMI), from 2005 until 2008 he served on the board of directors of Zimmer Holdings, Inc., (NYSE: ZMH), and from 1998 to 2002, he served on the board of directors of Vital Signs, Inc., (NASDAQ: VITL).
Other Professional Experience and Community Involvement: He serves as chairman of the board of directors of venture backed Mission Bio Inc. He is also the lead director, and former executive chairman of the board of directors, of private-equity backed Breg, Inc., a premium provider of high-value sports medicine products and services that advance patient care in orthopedics. He also serves on the board of managers of Availity, LLC, the nation’s largest real-time health information network. Dr. Essig has also served on the executive committee, nominating and governance committee, and was the treasurer of, ADVAMED, the Advanced Medical Technology Association.
Dr. Essig is also involved in several non-profit charitable organizations. From 2012 to 2018, he served on the board of directors of Trenton-area non-profit, Isles, Inc. and since 2006 has served as a volunteer and fundraiser for the Children’s Brain Tumor Foundation. He serves on the Leadership Council of the Princeton University School of Engineering and Applied Sciences, and previously served on the NACD Compensation Committee Chair Advisory Council.
Education: Dr. Essig received an A.B. degree, and graduated with magna cum laude honors, from the Princeton School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business.
Key Experience and Qualifications: We believe Dr. Essig's qualifications to serve on our Board include his broad experience in the medical device and pharmaceutical industry, executive management and oversight, international business, manufacturing, and accounting fields coupled with his service on the boards of publicly traded companies for over 30 years and his extensive knowledge of the health care industry.

Age: 62 Director since: 1997 Executive Chairman

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Proposal 1

Jeffrey A. Graves, Ph.D. – President and CEO, 3D Systems Corporation

Dr. Graves is currently President and CEO of 3D Systems Corporation, a leading additive manufacturing solutions provider to industrial and healthcare companies. From 2012 to May 2020, Dr. Graves served as President and Chief Executive Officer and a director of MTS Systems Corporation, a global supplier of test, simulation, and measurement systems. From 2005 until 2012, he served as President and CEO of C&D Technologies, Inc. Dr. Graves also held leadership roles with Kemet Corporation as Chief Operating Officer (2001 to 2003) and CEO (2003 to 2005). Previously he held a number of leadership and technical roles with GE, Rockwell, and Howmet Corporation.
Other Public Company Directorships: Since May 2020, Dr. Graves has served as a board member of 3D Systems Corporation (NYSE: DDD). Dr. Graves has served on the board of Hexcel Corporation (NYSE: HXL) since 2007; Dr. Graves will cease to serve as a member of Hexcel's board in May 2024, following the conclusion of its 2024 annual meeting of stockholders. Dr. Graves previously served as a board member for FARO Technologies, Inc. (Nasdaq: FARO) from 2019 to 2022, MTS Systems Corporation from 2012 to 2020, and Teleflex Incorporated from 2007 to 2019.
Education: Dr. Graves received a bachelor’s degree in metallurgical engineering from Purdue University and completed his master’s degree and Ph.D. in metallurgical engineering at the University of Wisconsin.
Key Experience and Qualifications: We believe Dr. Grave's qualifications to serve on our Board include his management experience, strategic, operational and financial experience and a perspective on strategy and growth for the benefit of our stockholders. In addition, Dr. Graves has extensive experience serving on the boards of other publicly traded companies.

Age: 62 Director since: 2023 Committees: Compensation

Barbara B. Hill – Operating Partner, NexPhase Capital

Ms. Hill is currently an operating partner of NexPhase Capital, a private equity firm (formerly Moelis Capital Partners), where she focuses on healthcare related investments and has provided strategic operating support for its healthcare portfolio companies since 2011. From March 2006 to September 2010, Ms. Hill served as chief executive officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, Ms. Hill served as president and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally at Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System.
Other Public Company Directorships: Ms. Hill currently serves as a board member of Omega Healthcare Investors, Inc. (NYSE: OHI) and previously as a board member for Owens & Minor Inc. (NYSE: OMI), Revera Inc., and St. Jude Medical Corporation (NYSE: STJ).
Other Professional Experience and Community Involvement: Ms. Hill has been active with the boards and committees of the Association of Health Insurance Plans and other health insurance industry groups.
Education: Ms. Hill received B.A and M.S. degrees from Johns Hopkins University.
Key Qualifications: We believe Ms. Hill's qualifications to serve on our Board include her management experience, strategic and operational experience in the managed healthcare and pharmaceutical industries, as well as compliance and manufacturing experience in the healthcare industry, coupled with her experience serving on boards of other publicly traded companies.

Age: 71 Director since: 2013 Presiding Director Committees: Nominating and Corporate Governance (Chair)

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Proposal 1

Renee W. Lo – Partner CTO, APAC Regional Director, Google

Since September 2022, Ms. Lo has served as partner CTO, APAC Regional Director for Google, responsible for leading the partner technology organization across the Asia Pacific region. From 2019 to September 2022, Ms. Lo was the general manager for Microsoft, leading its data and artificial intelligence business in Asia. Prior to Microsoft, from 2015 to 2019, she built regional technology teams at Amazon Web Services and ran the global business development team for Amazon.com, focusing on telecommunications, consumer hardware devices, and new services. Ms. Lo has more than 13 years of experience in North America, including roles with Microsoft, SAP and Pivotal Software, in addition to Amazon, focusing on collaborative and cloud technologies. She has held leadership roles within product development, commercial, operations, business and corporate strategy.
Education: Ms. Lo received a bachelor’s degree in computer science from the University of British Columbia, and an M.B.A. from the University of Manchester.
Primary Qualifications: We believe Ms. Lo's qualifications to serve on our Board include her experience driving digital transformation across industries, bolstered by her management experience, including leadership roles within product development, commercial, operations, business and corporate strategy functions.

Age: 43 Director since: 2022 Committees: Compensation

Raymond G. Murphy – Retired Senior Vice President & Treasurer, Time Warner, Inc.

Mr. Murphy has held several executive level roles with publicly-traded companies including Time Warner Inc., serving as Senior Vice President & Treasurer of Time Warner, Inc., responsible for all U.S. and international corporate finance, project (real estate and film) finance, cash management, foreign exchange and interest rate risk management, public debt and equity financing, real estate financing, securitization financing, banking relationships and financings, and relationships with rating agencies, as well as corporate wide real estate activities and the property/casualty risk management program. He held the position of senior vice president & treasurer of America Online, Inc. and senior vice president, finance & treasurer of Marriott International, Inc.
Other Professional Experience and Community Involvement: He previously served as the head of the finance committee, the executive committee, and the board of The Advertising Council, Inc.
Education: Mr. Murphy received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business.
Primary Qualifications: We believe Mr. Murphy's qualifications to serve on our Board include his extensive senior executive and leadership experience at other public companies, coupled with financial, accounting, treasury, business development and risk management, public company experience, and leadership skills.

Age: 76 Director since: 2009 Committees: Audit, Nominating and Corporate Governance, Finance

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Proposal 1

Christian S. Schade – Growth Partner, Flagship Pioneering

Mr. Schade currently serves as a Growth Partner at Flagship Pioneering, a venture capital company that invests in biotechnology, life sciences, health and sustainability companies. Previously, from April 2016 to 2022, he served as the chairman and chief executive officer of Aprea Therapeutics, Inc. Prior to joining Aprea Therapeutics, Mr. Schade was the chief executive officer of Novira Therapeutics, Inc., an antiviral drug discovery company until it was acquired by Johnson & Johnson. He also served as executive vice president and chief financial officer of Omthera Pharmaceuticals, Inc., an emerging specialty pharmaceuticals company until it was purchased by AstraZeneca Plc. He previously held executive level positions with other publicly traded companies such as NRG Energy, serving as executive vice president and chief financial officer and Medarex Inc, as senior vice president administration and chief financial officer. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co.
Other Public Company Directorships: Mr. Schade currently serves as the chair of the board of Omega Therapeutics (Nasdaq: OMGA). From 2016 to August 2023, Mr. Schade served on the board of Aprea Therapeutics, Inc. (Nasdaq: APRE).
Other Professional Experience and Community Involvement: Mr. Schade currently serves on the board of directors of Alltrna Therapeutics, Ring Therapeutics, and Valo Health.
Education: Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania.
Primary Qualifications: We believe Mr. Schade's qualifications to serve on our Board include his wealth of corporate management, finance, manufacturing, accounting, human resources, business development and risk management skills coupled with his significant knowledge and experience in the life sciences industry. In addition, he has held several senior leadership positions at both private and public companies and has experience serving on the boards of other public companies.

Age: 63 Director since: 2006 Committees: Audit (Chair), Finance (Chair)

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Proposal 1
Information Concerning Meetings, Executive Sessions And Director Independence
The Board held six regularly scheduled and four special meetings during 2023. The Company’s independent directors meet at least twice a year in executive session without management present. The Board has determined that all of the Company’s directors, except for Mr. De Witte and Dr. Essig, are independent, as defined by the applicable Nasdaq Stock Market listing standards and the rules of the Securities and Exchange Commission.
Standing Committees Of The Board Of Directors
The Corporation has standing Audit, Nominating and Corporate Governance, Compensation and Finance Committees of the Board. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” During 2023, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the Board and of each committee of the Board on which he or she then served. Our directors are encouraged to attend our annual meetings of stockholders. At the annual meeting of stockholders held in 2023, all eight of the directors standing for re-election, not including Mr. Graves who was appointed to the Board on December 12, 2023, attended the annual meeting. The following chart and narrative set forth the current composition of our committees of the Board, coupled with the number of committee meetings held in 2023 for each standing committee.
Committee Composition

Name	Audit	Nominating and Corporate Governance	Compensation	Finance

Keith Bradley, Ph.D.
Shaundra D. Clay
Jan De Witte
Stuart M. Essig, Ph.D.
Jeffrey A. Graves
Barbara B. Hill
Renee W. Lo
Raymond G. Murphy
Christian S. Schade
Number of 2023 Meetings	7	6	6	3
= Chairman of the Board = Presiding Director =Chair = Member

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Proposal 1
Audit Committee

Members Mr. Schade (chair) Ms. Clay Mr. Murphy
Purpose
•Oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements.
•Oversee the independence, quality control and work of the Company’s external independent auditor and the appointment and performance evaluation of the internal auditor.
•Oversee the Company’s compliance program, including but not limited to the Company’s compliance with the Foreign Corrupt Practices Act, False Claims Act, Physician Self-Referral Law (Stark) and Anti-Kickback Statute, and similar foreign requirements.
2023 Key Focus Areas •Internal controls and compliance •Continued timely adoption of new accounting standards •Global tax strategy •Quality and integrity of data related to climate change and ESG matters

Number of Meetings: 7

Audit Committee. The members of the Audit Committee are Mr. Schade (chair), Ms. Clay, and Mr. Murphy. The Committee met seven times in 2023. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board has determined that all the members of the Audit Committee are independent within the meaning of the rules of the SEC and the applicable Nasdaq Stock Market listing standards. The Board also has determined that Ms. Clay, Mr. Murphy and Mr. Schade are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them is “financially sophisticated” in accordance with Nasdaq Stock Market listing standards.
Nominating and Corporate Governance Committee

Members Ms. Hill (chair) Dr. Bradley Mr. Murphy
Purpose
•The identification of qualified candidates to become Board members consistent with criteria approved by the Board.
•The selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected).
•The selection of candidates to fill any vacancies on the Board.
•The development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Corporation.
•Oversight of the Corporation’s ESG policies and practices.
•Oversight of the evaluation of the Board.

2023 Key Focus Areas
•Review of our corporate governance policies and procedures
•Board and committee composition and assessment
•Overseeing ESG strategic assessment, identifying initial priorities and targets, and implementing ESG initiatives

Number of Meetings: 6

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Ms. Hill (chair), Dr. Bradley and Mr. Murphy. The Committee met six times in 2023. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in the identification of qualified candidates to become directors, consistent with the criteria approved by the Board, the selection of nominees for election as directors at the annual stockholders meeting, the selection of

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Proposal 1
candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board, the oversight of the Company's ESG policies and practices, and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable Nasdaq Stock Market listing standards.
When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the qualifications described above under “Criteria for Board Membership and Director Qualifications.” The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director, provided that the nominating stockholder: provides timely notice of such nomination pursuant to the Company’s bylaws, and such notice includes, among other things: a questionnaire completed by the candidate in the form provided by the Company (which questionnaire shall be provided by the Secretary upon written request) with respect to the background and qualifications of the candidate; a representation and agreement of the candidate in the form provided by the Company (which form shall be provided by the Secretary upon written request) that the nominee will, among other things, comply with all applicable rules and regulations of Nasdaq and each of the Company’s corporate policies applicable to directors; the number of shares of the Company’s common stock that such candidate beneficially owns; a description of all arrangements or understandings between the nominating stockholder and such candidate and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; information regarding any relationships between the candidate and the nominating stockholder within the past three years; represents in the nomination notice an intention to solicit proxies from stockholders representing at least 67% of the voting power of shares entitled to vote on the election of directors; and provides any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under our bylaws.
A stockholder’s recommendation also must set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation; the class and number of shares of the Company’s common stock that the stockholder beneficially owns and the date the stockholder acquired such shares; any material interest of the stockholder in such nomination; any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our bylaws, in its capacity as a proponent of a stockholder proposal; a statement from the recommending stockholder in support of the candidate; references for the candidate; and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board must be submitted in writing to Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary.
Compensation Committee

Members Dr. Bradley (chair) Ms. Renee Lo Dr. Jeffrey A. Graves
Purpose
•Discharge the Board’s responsibilities relating to compensation of the Corporation’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Corporation applicable to executives.
•Produce an annual report on executive compensation for inclusion in the Corporation’s proxy materials.

2023 Key Focus Areas
•Compensation program design structure, including metrics and goals for the annual bonus program and performance stock awards
•Executive compensation and pay-for-performance alignment
•Talent recruitment and retention

Number of Meetings: 6

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Proposal 1
Compensation Committee. The members of the Compensation Committee are Dr. Bradley (chair), Ms. Lo and Mr. Graves. Following the conclusion of the 2023 annual meeting, Ms. Hill served on this Committee until February 20, 2024 at which time Dr. Graves was appointed to the Compensation Committee. The Compensation Committee met six times in 2023. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company applicable to senior executives and to produce an annual report on executive compensation for inclusion in the Company’s proxy materials, in accordance with applicable rules and regulations. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company’s 2003 Equity Incentive Plan, the Company’s Deferred Compensation Plan and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that each of the members of the Compensation Committee is independent, as defined by the applicable Nasdaq Stock Market listing standards.
The Compensation Committee may delegate any or all of its responsibilities to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable laws and rules of markets in which the Company’s securities then trade.
The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of the Chief Executive Officer, provided, however, that this delegation is limited to grants whose cumulative value in any twelve-month period does not exceed $450,000 for any individual recipient. On an annual basis, the Compensation Committee establishes the maximum aggregate value of the awards the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant awards with a maximum aggregate value of $22,000,000 during the one-year period beginning May 11, 2023.
The Company’s Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of the other executive officers. As discussed below in “Compensation Discussion and Analysis — Compensation Best Practices — Role of the Compensation Committee,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.
The Compensation Committee has established a process for considering the independence of compensation consultants, outside counsel and other advisers (other than in-house legal counsel) who serve as compensation advisers before the Compensation Committee selects or receives advice from such compensation advisers. Currently, no conflict of interest issues have been raised regarding such compensation advisers.
During 2024, the Compensation Committee has engaged WTW (f/k/a Willis Towers Watson) to provide consulting services relating to (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) stockholder advisory matters, (iii) compensation arrangements for the Chief Executive Officer and other executive officers for their performance during the 2023 calendar year, (iv) shareholder advisory matters, and (v) the amendment to the Fifth Amended & Restated 2003 Equity Incentive Plan . During 2023, the Compensation Committee engaged WTW to provide consulting services relating to (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) stockholder advisory matters, (iii) compensation arrangements for the Chief Executive Officer and other executive officers for their performance during the 2022 calendar year, and (iv) shareholder advisory matters.

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Proposal 1
Finance Committee

Members Mr. Schade (chair) Dr. Bradley Mr. Murphy	Purpose •Provide advice to management on matters related to financing strategy, as well as the Corporation's capital structure and capital allocation initiatives	2023 Key Focus Areas •Capital allocation, debt structure and liquidity •Interest rate exposure and hedging activity

Number of Meetings: 3

Finance Committee. The members of the Finance Committee are Mr. Schade (chair), Dr. Bradley and Mr. Murphy. The Committee met three times in 2023. The purpose of the Finance Committee is to advise management on matters related to financing strategy, as well as the Company’s capital structure and capital allocation initiatives. The Board has determined that each of the members of the Finance Committee is independent, as defined by the applicable Nasdaq Stock Market listing standards.
Board Evaluations And Succession Planning
The Board performs a rigorous evaluation annually. Each Director evaluates each other and all of the Committees as well as the Board as a whole. The evaluation process is primarily managed by the Corporate Secretary’s office with oversight from the Nominating and Corporate Governance Committee. As part of the evaluation, the Directors assess individual skill sets, board leadership, and the effectiveness of each Committee. The results of the evaluation are then provided to, and reviewed by, each Director. Afterwards, the Directors and management collaborate towards making improvements based on the feedback disclosed. The Company believes this overall process leads to purposeful results. In addition to the evaluations, each Committee also reviews its charter annually. In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s stockholders. These factors include diversity of professional experience, race, ethnicity, gender, age and cultural background. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each Director nominee complement those of fellow Director nominees to create a balanced Board with diverse viewpoints and deep expertise.
Our Board is committed to ensuring that it serves the best interests of its stockholders and positions the Company for future success. Accordingly, the Board, as it deems necessary, may have conversations with individual Directors in connection with evaluations, the board refreshment process, and the consideration of the annual slate of Director nominees. The Company expects to continue these practices going forward.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure to best serve the interests of our stockholders. Given the dynamic and competitive environment in which we operate, the optimal size and structure of the Board may vary with changing internal and competitive circumstances.
The Company currently has nine members of the Board, who will serve until the conclusion of the Annual Meeting and until their successors are duly elected and qualified. The current directors are Keith Bradley, Ph.D., Shaundra D. Clay, Jan De Witte, Stuart M. Essig, Ph.D., Jeffrey A. Graves, Ph.D., Barbara B. Hill, Renee W. Lo, Raymond G. Murphy, and Christian S. Schade. All current members of the Board are nominees for election to the Board at the Annual Meeting. Following the conclusion of the Annual Meeting, assuming all of the nominees for election are duly elected by our stockholders, the Board will consist of nine members.
As indicated above, Mr. De Witte has served as both President and Chief Executive Officer and as a director of the Company since December 2021. His position is separate from that of the Chairman of the Board. We view having the Chairman position separate from the Chief Executive Officer as a good governance practice because it puts the Board in the best position to oversee all executives of the Company and set a pro-stockholder agenda without presenting potential conflicts that having the two positions combined might pose, thus resulting in a more effective Board.

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Proposal 1
Stuart M. Essig, Ph.D. has served as the Executive Chairman of the Board since February 2024 and has been a director since 1997. He served as Non-Executive Chairman of the Board from June 2012 to February 2024 and as Executive Chairman of the Board from January 2012 to June 2012 as well as President from 1997 to 2010 and as Chief Executive Officer from 1997 to 2012. He has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a significant stockholder of the Company. We believe we benefit greatly by having a Chairman with his level of experience with the Company and whose interests are strongly aligned with those of our stockholders. We believe his experience and knowledge of the Company will enhance our ability to drive improved shareholder value and facilitate a seamless transition process.
Barbara B. Hill has served as Presiding Director since September 2018 and she has been a director since 2013. Ms. Hill has significant experience with, and knowledge of, the Company, its operations, products and history. We believe the Company significantly benefits from having a Presiding Director with deep knowledge of the Company. In addition, the presence of an active and independent Presiding Director ensures independent oversight of the Board and its responsibilities. Further, we believe having a separate Presiding Director to, among other things, (1) serve as the primary liaison between the independent directors and the Chief Executive Officer, (2) counsel the Chief Executive Officer on key board governance issues, and (3) preside over board meetings if the Chairman of the Board is absent, leads to a more effective board of directors. The Presiding Director also serves as a contact person to facilitate communications between stockholders and other third parties and the independent directors. Please see “Communications with Directors” for additional information on contacting the Board.
We believe the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See “Criteria for Board Membership and Director Qualifications” above for a description of the specific experience, qualifications, attributes or skills of each of our director nominees that the Nominating and Corporate Governance Committee considered relevant in nominating them and “Proposal 1. Election of Directors” for each director nominee’s biographical information.
In addition, we believe the current size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company. The Board continues, however, to monitor and evaluate the optimal size and composition of the Board to ensure an optimal leadership structure.
Accordingly, we believe our Board leadership structure is appropriate at this time.
The Board’s Role In Risk Oversight
The Board has overall responsibility for the oversight of risk management at the Company, which includes overseeing our process for identifying, assessing and mitigating significant financial, operational, strategic, cybersecurity and other risks that may affect the Company. A fundamental part of risk oversight is understanding the risks that Integra faces, the steps management is taking to manage those risks, and assessing the Company's appetite for risk. The risk assessment process also considers whether risks are short-, medium-, or long-term, such that the management of significant risks can be prioritized, in part, based on the timeframe of such risks. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance, cybersecurity and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy.
The Board has delegated responsibility for the oversight of certain areas of risk management to the standing Committees of the Board, as described below. Each standing Board committee reports to the full Board following each committee meeting. In performing this function, each committee meets in executive session with key management personnel and representatives of outside advisors as needed and has full access to management, as well as the ability to engage advisors. The Board believes that delegating certain responsibilities and oversight functions to its committees, as described below, allows for more nuanced oversight process, reflecting the technical expertise and subject matter focus of the Board's individual committees, and is also more conducive to a proactive oversight of management's actions. Summarized below are the specific risk areas of focus for each standing committee.

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Audit Committee
•Oversees risks relating to the accounting and financial reporting process of the Company and audits of the Company’s financial statements
•Meets regularly with management to review and discuss the financial risk management processes, including compliance with Sarbanes-Oxley and related internal controls and procedures, disclosure controls and procedures and accounting and reporting compliance, as well as tax, treasury and compliance matters
•Receives periodic reports from the internal audit team, which is responsible for providing an annual audit assessment of the Company’s processes and controls; developing an annual audit plan using risk-based methodology; implementing the annual audit plan; coordinating with other control and monitoring functions; issuing periodic reports to the Audit Committee and management summarizing the results of audit activities; assisting with investigations of significant suspected fraudulent activities within the organization; and notifying management and the Audit Committee of the results
•Provides oversight for the Company's major technology initiatives in conjunction with the internal audit team
•Regularly discusses liquidity, capital, funding needs and other financial matters with management
•Oversees risks relating to the quality and integrity of the Company's data relating to climate change and similar ESG matters

Compensation Committee
•Oversees risks relating to executive compensation and other incentive programs in the Company
•Considers risks during its deliberations on the design of the Company’s executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors
•Reviews and evaluates management reports on the Company’s incentive compensation programs
•Assesses how executive compensation practices may impact the Company's reputation through Say-on-Pay among shareholders, employees, customers and the public

Nominating and Corporate Governance Committee
•Oversees risks relating to the Company’s governance structures and processes
•Oversees corporate governance matters, including the annual evaluations of the Board, its Committees and members
•Establishes policies and procedures for good corporate governance
•Oversees the Company's ESG policies and practices, including material risk assessment and goal tracking and reporting

Finance Committee	•Oversees matters relating to the Company’s financing strategy, as well as the Company’s capital structure, capital allocation initiatives and other financial matters

22	2024 Proxy Statement

Proposal 1
The Board is committed to oversight of the Company’s business strategy and strategic planning, including through the work of the Board committees and regular Board meetings. This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term. In addition to financial and operational performance, non-financial measures, including diversity and sustainability goals, are addressed by the Board and Board committees.
The Company has also implemented an Enterprise Risk Management (“ERM”) program to further enhance its oversight of risks inherent to the business. This ERM program allows the Board and management to gain a greater understanding and awareness of risks facing the business and the efforts being undertaken to mitigate those risks. Additionally, the executive leadership team’s individual performance objectives are aligned with the top risks identified in the annual ERM process.
In addition to periodic updates management provides to the Board on the ERM program, management presents an annual report to the Board detailing the Company’s processes for (1) assessing and addressing risks, (2) compliance reporting, and (3) the reporting of other material information.
Our President and Chief Executive Officer, who functions as our chief risk officer, is supported in this role by both our Chief Legal Officer and our Chief Compliance Officer, who reports to our Chief Legal Officer. As chief risk officer, our President and Chief Executive Officer has responsibility for ensuring management provides periodic updates to the Board or Board committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, sustainability, ESG risks and opportunities, corporate development, operations and sales, marketing and cybersecurity. Both formal reports and less formal communications between the Board and our President and Chief Executive Officer derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe our Board and senior management team promote a culture that actively identifies and manages risk.
The ERM program, along with our annual processes for creating and reviewing with the Board our strategic plan, budget and internal audit plans, as well as regular processes and communications throughout the Company, including between management and the Board and Board committees, combine to ensure the Company is continually addressing its business risks in a disciplined fashion.
Compensation Committee Interlocks and Insider Participation
Dr. Bradley (chair), Ms. Lo and Dr. Graves are the current members of the Compensation Committee. Following the conclusion of our 2023 Annual Meeting of Stockholders, Ms. Hill had served as a member of the Compensation Committee until the appointment of Dr. Graves to the Compensation Committee on February 21, 2024. None of our Compensation Committee members currently serves, nor did they ever serve, as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a Compensation Committee or a director of another entity under circumstances requiring disclosure under SEC regulations.
Environmental, Social and Governance (ESG) Initiatives
At Integra, our company purpose and values have long guided our global sustainability priorities—improving our environment, maintaining the health and safety of our colleagues, building a more diverse and inclusive workplace, sharing our time and talents with the communities in which we work and live, and complying with applicable laws and regulations while meeting the highest ethical standards. Our sustainability strategy is simple. We focus on a core set of areas that span across our business to enable Integra to meet or exceed our responsibilities to our colleagues, customers, and the communities in which we operate, while also creating long-term value for our stockholders.
We view our ESG strategy as an extension of our company strategy, driving our success and the positive impact we strive to make in the lives of every patient and healthcare professional who encounter an Integra product, service or employee
During 2022, we finalized our ESG strategy and began to implement many of the initiatives we had identified through our ESG strategy assessment. In 2023, we both further refined our previously identified priorities and continued the process of implementing important initiatives. The following roadmap highlights our ESG achievements in Years 1 and 2 and establishes the near and long-term goals for the future we have developed through our ESG strategic development. The projects and goals identified in Year 3 below represent the goals against which we will be measuring ourselves in the coming years:

2024 Proxy Statement	23

Proposal 1

In our first year of formal ESG assessment and reporting, we focused on engaging internal and external stakeholders to identify and prioritize ESG issues that are high impact, strategic priorities. We put tremendous effort into understanding our current state and developing a clear path forward to drive sustainable growth. We disclosed our achievements to date, educated our executive leadership team and members of our Board on our ESG priorities and the ways in which ESG would be integrated into our strategic business planning.
Year 1 highlights included:

•Engaged stakeholders in Integra's ESG development strategy	•Developed a formal process for integrating ESG into our governance structures	•Calculated and disclosed our Scope 1 & Scope 2 greenhouse gas emissions ("GHG")
•Updated our Environmental Policy	•Published our first ESG Annual Report	•Updated our Code of Conduct

In Year 2, we turned our focus toward further integrating ESG into our policies, procedures and initiatives with a focus on change management, making additional progress on our priorities and expanding our governance. We broadened disclosure on key material issues while deepening reporting, including taking additional measures to strengthen performance and enhance transparency. We will monitor and remain responsive to expectations from our stakeholders.
Year 2 priorities included:

•Developed decarbonization strategy to execute on GHG emissions reduction plan	•Implemented improved environmental, health, safety, and security management system	•Conducted Scope 3 GHG emissions footprinting
•Refined Scope 1 and Scope 2 emissions disclosures	•Formalized and strengthen green procurement policies	•Implemented ESG management system technology

In Year 3, we will continue to develop and report on environmental activities and further progress our green procurement policies and disclosures. We will also continue to monitor and remain responsive to expectations from our stakeholders against a backdrop of evolving ESG frameworks and guidelines.
Year 3 priorities include:

•Continue internal and external stakeholder involvement	•Enhance green procurement policies	•Disclosure on abatement activities and GHG emission reductions across all scopes
•Disclose to the Carbon Disclosure Project and Task-Force for Climate-Related Financial Disclosures	•Enhance Social and Governance disclosures

As part as our strategic ESG assessment, we engaged colleagues, customers, suppliers, and investors through interviews and surveys to gather input and insights into the most critical ESG-related issues and opportunities driving Integra’s long-term performance. Through this comprehensive process, we established a set of 12 material ESG priorities for Integra and ranked these based on the feedback from both our internal and external stakeholders. As described in more detail in our ESG Report, we used these interactions to develop a materiality map to illustrate our alignment on priorities with our external stakeholders. Based on our interactions with the foregoing groups, we identified product safety, customer well-being, and employee health and safety paramount to Integra’s long-term success and continued positive global impact. In 2023, we continued discussions with our external stakeholders and conducted a comprehensive review of our initial findings. The results of this process confirmed the results from our initial strategic assessment and will continue to inform our ESG priorities so that they remain well aligned with our external stakeholders so as to maximize value for our external stakeholders and promote our long-term success.

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Proposal 1
The Company recognizes its responsibility to be a good corporate citizen, guided by high moral and ethical standards in its interactions with customers, stockholders, employees and the community in which we operate. Our company purpose and values have long guided our Corporate Responsibility priorities. Such efforts include the following:
Community & Philanthropy: Integra’s commitment to limiting uncertainty goes beyond the walls of the operating room and extends to the global communities in which the Company participates. Integra has an extensive history of partnering with patients and working alongside organizations such as Wounded Warriors, the Children’s Brain Tumor Foundation, the Phoenix Burn Society, and the Hydrocephalus Association, among many others. The Company works closely with the Integra Foundation, a 501(c)(3) organization which offers grants to organizations that support people affected by diseases and other conditions. Each year Integra colleagues have the opportunity to connect with their communities and volunteer their time for community improvement projects such as supporting disaster relief efforts.
Compliance & Ethics: Integra is committed to its Code of Conduct and to holding the Company accountable as a leader in the medical technology industry. The Company operates a comprehensive compliance program, which is supported by a training program led by Integra’s Chief Compliance Officer. Our comprehensive Code of Conduct reflects our expectation of compliance with laws, regulations, and codes of ethics relevant to our industry around the world. This Code of Conduct is on the Integra website and applies to all individuals and organizations that are suppliers to or third-party intermediaries for Integra. It establishes minimum requirements and expectations for the conduct of Integra’s business partners, and Integra encourages its partners to establish stricter or more extensive requirements where appropriate. Consistent with this policy, Integra will not tolerate any forms of slavery, servitude, forced labor and human trafficking, and business partners must not engage in any practice that constitutes any form of modern slavery.
People: Integra believes its colleagues are its greatest assets and understands that the work we do every day makes a significant, positive difference in improving patients’ lives. Attracting and retaining key talent is a high priority for our management team and our Board. We value diversity and inclusion and are committed to leveraging our different ideas, backgrounds, interests, and beliefs to make Integra a stronger, higher performing company and a place our colleagues, partners, and potential employees want to work. We offer a variety of opportunities for our employees to learn and grow. Continued learning and development is a critical component of employee job satisfaction, retention, and career advancement—and ultimately, a driver of business success. We regularly seek employee feedback and sentiment about our workplace through global engagement surveys conducted on a bi-annual basis and we are committed to improving the quality of life of our employees and their families by offering numerous wellbeing programs and initiatives.
Diversity & Inclusion (“D&I”): A diverse workforce and an inclusive culture is a business priority and key to the Company’s long-term success. The Company’s commitment to D&I starts at the top with our Board and Chief Executive Officer. At all levels of the Company, Integra focuses on attracting, retaining, and developing our diverse talent. A few of the Company’s notable D&I advancement measures include but are not limited to the following:

D&I Through Learning Opportunities
Upon joining Integra, colleagues globally participate in two programs to promote inclusion: Introduction to Managing Unconscious Bias, a course that creates awareness of unconscious biases in the workplaces and tools to build-bias breaking skills; and Practicing Inclusion, which examines what practicing inclusion in the workplace looks like.

Gender Diversity
Through mentorship, sponsorship, recruitment efforts, and development programs the Company looks to continue to grow its population of females in leadership roles at Integra. Currently, 33% of the Board, 38% of our executive leaders and 43% of senior leaders (non-executive vice presidents) are female. In partnership with Leadership Edge, a company founded by women leaders and dedicated to growing and mentoring women, Integra sponsors the Excel Women’s Leadership Program. The program is designed to accelerate the development and advancement of high potential, mid-career female leaders into senior leadership roles. The program has assisted in further building our pipeline of women leaders with 60% of the program’s graduates being promoted into roles with increased responsibility.

2024 Proxy Statement	25

Proposal 1

Employee Resource Groups
The Company maintains a growing number of employee resource groups totaling 7 in 2023. These include employee resource groups such as the Women of Integra Network, Integra Black & African American Employee Resource Group, PRIDE (LGBTQ+ Employee Resource Group), Asian American and Pacific Islander Network, Indian American Employee Resource Group and Integra Veterans Employee Resource Group. In 2023, UNIDOS (Hispanic and Latinx Employee Resource Group) was established. These resource groups encourage awareness and inclusion and provide opportunities for employees to provide feedback to our executive team about how we can do better.

Commitment to Advancement of D&I
In 2021, the Company hired a Chief Diversity & Inclusion Officer and in 2022 we continued to advance and implement our D&I strategy through a robust approach to human capital management. The Company also reinforces its commitment to diversity by partnering with other organizations focused on driving inclusion in the work place including the CEO Action for Diversity & Inclusion, the largest CEO-driven business commitment to advance D&I in the work place and the Healthcare Businesswomen’s Association, an association dedicated to further the advancement and impact of women in the business of healthcare.

Diversity in Early Talent
In 2023, we formally launched our Early Talent and University Relations program. As part of this effort, we formed partnerships with several universities and colleges across the United States, including minority serving institutions. Our employees and leaders participated in career workshops, job fairs and helped to mentor the next generation of talent. In addition, the Company launched a pilot cohort of early talent associates which enabled 5 recent college graduates the chance to kick start their careers at Integra while also being provided with leadership development support.

Environmental Health & Safety: Integra is committed to providing a safe environment for all employees and visitors. We rely on our environmental, health and safety management systems as well as entrusting our managers to oversee and ensure health and safety at their respective sites and foster a workplace culture to achieve that end. We implement our approach globally by our systems and support at regional and country levels from colleagues that implement proper safety protocols, identify and correct hazards, and remain safety conscious at all times. Managers are expected to enforce health and safety regulations, including compliance with applicable federal, state and local laws. Our Environmental Health and Safety ("EH&S") organizational structure incorporates both workplace EH&S coordinators and compliance teams. We have developed an Incident Procedure Policy and General Safety Rules that guide our colleagues to improve our workplace environment, improve safety, and reduce risk and costs.
For more information regarding Integra’s corporate responsibility efforts, including specific policies and programs, please visit https://www.integralife.com/csr. Information on that website is updated periodically and believed to be true at the time it is posted. References to our website throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.
Risk Assessment Regarding Compensation Policies And Practices
The Company recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs (which also covers certain other employees globally). We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board at its meeting in February 2024 and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed

26	2024 Proxy Statement

Proposal 1
management’s report on the review and assessment of such compensation programs and approved these conclusions. In conducting this review, we considered the following attributes of our programs:
•Mix of base salary, annual bonus opportunities and long-term equity compensation;
•Balance between annual and long-term performance opportunities;
•Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;
•Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;
•Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;
•The provision of senior executives with long-term equity-based compensation on an annual basis. We believe as executives accumulate awards over a period of time, they are encouraged to take actions that promote the long-term sustainability of our business;
•Stock ownership guidelines and vesting requirements that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for long-term consequences; and
•Systems and processes in place to identify and assess risk.
Our Compensation Committee considered the implications of our compensation practices during its deliberations on the design of our 2024 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance, in order to appropriately address risk.
Director Attendance At Annual Meetings
It is our policy to encourage our directors to attend the annual meeting of stockholders. All of our directors who served at the time of the prior year’s annual meeting of stockholders, and who were also director nominees at such meeting, attended last year’s meeting.
Communications With The Board
Stockholders may communicate with our Board, any of its constituent committees or any member thereof by means of a letter addressed to the Board, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. The Corporate Secretary reviews correspondence addressed to our Directors and forwards to the appropriate member of the Board those communications that deal with the functions of our Board or its committees, or that otherwise require Board attention. The Corporate Secretary will not forward communications that are unrelated to the duties and responsibilities of our Board, such as business solicitations or advertisements.

2024 Proxy Statement	27

DIRECTOR COMPENSATION
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation are an annual equity grant and an annual retainer.
The compensation of directors during 2023 was for the compensation payable during the period beginning with the Company’s 2023 Annual Meeting of Stockholders on May 12, 2023 and ending with the Company’s 2024 Annual Meeting of Stockholders on May 9, 2024.
The Compensation Committee annually reviews compensation paid to non-employee directors and makes adjustments, as appropriate. In December 2022, the Compensation Committee reviewed the compensation structure for non-employee directors, considered advice from its independent compensation consultant and approved: (i) an increase to the annual equity grant to all independent directors by $15,000 (from $205,000 to $220,000), (ii) an increase to the cash retainer paid to all non-executive directors by $5,000 (from $75,000 to $80,000) and (iii) an increase to the cash fee paid to the Presiding Director by $5,000 (from $25,000 to $30,000). These increases, which took effect for the compensation period beginning with the Company's 2023 Annual Meeting of Stockholders, were designed to elevate total director remuneration from below the market median to a level more closely aligned with the market median for the peer group of the Company.
As compensation for their service during the period beginning with the Company’s 2023 Annual Meeting of Stockholders, non-employee directors received an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $220,000 (or $270,000 for the Chairman). Directors were slated to receive an annual retainer of $80,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. In addition, the Company paid the following separate annual cash fees to certain directors as follows: (1) $15,000 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $20,000 for the Audit Committee Chair, (4) $15,000 for the Finance Committee Chair, (5) $30,000 for the Presiding Director and (6) $75,000 for the Chairman.
The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board or any committee thereof.
The following table provides details of the total compensation for non-employee directors in 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(4)(5) ($)	All Other Compensation ($)	Total ($)

Keith Bradley, Ph.D.	46,250	260,063	—	—	306,313
Shaundra D. Clay	40,000	220,038	—	—	260,038
Stuart M. Essig, Ph.D.	152,500	270,020	—	—	422,520
Jeffrey A. Graves, Ph.D. (6)	—	90,679	—	—	90,679
Barbara B. Hill	42,500	300,039	—	—	342,539
Renee W. Lo	77,500	220,038	—	—	297,538
Raymond G. Murphy	77,500	220,038	—	—	297,538
Christian S. Schade	73,242	220,038	—	—	293,280
Donald E. Morel, Jr., Ph.D. (7)	45,000	—	—	—	45,000
1.Fees earned or paid in cash includes the annual retainer awarded to directors. The annual retainer is payable in one of three ways, at the election of each director: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock.
2.This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

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Director Compensation
3.Stock awards outstanding as of December 31, 2023 for each incumbent director consisted of restricted shares of common stock, as follows: Keith Bradley — 5,302; Shaundra D. Clay — 4,486; Stuart M. Essig — 5,505; Jeffrey A. Graves — 2,216; Barbara B. Hill — 6,117; Renee W. Lo — 4,486; Raymond G. Murphy — 4,486; and Christian S. Schade — 4,486.
4.This column, if applicable, reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 9, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
5.As of December 31, 2023, there were no outstanding stock option awards held by any of our directors.
6.Mr. Graves was appointed to the Board on December 12, 2023. The amounts above includes the payment to Mr. Graves of the 2023 annual retainer and 2023 annual equity grant, pro-rated, in each case, based on his appointment as of December 12, 2023.
7.Dr. Morel was a member of our Board from 2013 through May 2023. Dr. Morel did not stand for re-election at the 2023 annual meeting of stockholders and ceased to serve as a director following the conclusion of such meeting.

2024 Proxy Statement	29

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive officers are chosen by and serve at the discretion of the Board. Set forth below is the name, age, position, along with certain biographical information for our executive officers, not including Jan De Witte, our President and Chief Executive Officer and Dr. Essig, our Executive Chairman. For Mr. De Witte's biographical information, please see page 11 of this proxy statement. For Dr. Essig's biographical information, please see page 12 of this proxy statement.

Name	Age	Position

Robert T. Davis, Jr.	65	Executive Vice President, President, Tissue Technologies
Jan De Witte	59	President and Chief Executive Officer and Director
Stuart M. Essig, Ph.D.	62	Executive Chairman
Lea Knight	52	Executive Vice President and Chief Financial Officer
Michael McBreen	58	Executive Vice President, President, Codman Specialty Surgical
Jeffrey Mosebrook	47	Senior Vice President, Finance and Principal Accounting Officer
Eric I. Schwartz	55	Executive Vice President, Chief Legal Officer and Secretary
Harvinder Singh	57	Executive Vice President & President, International
Chantal Veillon	54	Executive Vice President and Chief Human Resources Officer

Robert T. Davis, Jr. is Integra’s Executive Vice President, President, Tissue Technologies. Mr. Davis is responsible for the management of the Tissue Technologies’ global division. His responsibilities include leadership of sales, commercial operations, marketing and strategy, product development, regulatory affairs, quality assurance, manufacturing services and repair, business development of the regenerative tissue portfolio of products. Mr. Davis joined Integra in July 2012 as President of the global neurosurgery business and was appointed Integra’s Corporate Vice President in December 2012 and President — Specialty Surgical Solutions in 2014. He brings more than 25 years of executive management experience in the global healthcare industry. Prior to joining Integra, Mr. Davis was the general manager for the global anesthesia & critical care business at Baxter Healthcare and held various general management positions at GE Healthcare in the areas of interventional therapeutics, cardiovascular imaging and diagnostic ultrasound.
Mr. Davis earned his B.S. in Sports Medicine from the University of Delaware, a Master’s degree in Exercise & Cardiovascular Physiology from Temple University, and an M.B.A. from Drexel University.

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Information About Executive Officers

Lea Knight is Integra’s Executive Vice President and Chief Financial Officer. Ms. Knight joined Integra in June 2023 and is responsible for overseeing accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations and information systems. Prior to joining Integra, Ms. Knight served as the executive vice president of business finance for Booz Allen Hamilton from September 2022 until June 2023, where she was responsible for providing strategic and financial leadership to their business sectors. Prior to her role at Booz Allen Hamilton, Ms. Knight worked for Johnson & Johnson for over 18 years, where she held various financial roles of increasing responsibility, including the chief financial officer of Johnson and Johnson’s North America pharmaceuticals business from September 2021 through July 2022. Ms. Knight started her career in public accounting at Arthur Andersen LLP where she managed audit engagements and helped to stand-up the firm’s Healthcare Consulting and Mergers & Acquisitions practices for the Philadelphia office.
Ms. Knight is a board trustee of Thomas Jefferson University and Health System. She is also a member of the Philadelphia Forum of Executive Women and a former member and chair of the board of directors for the Public Interest Law Center.
Ms. Knight earned an undergraduate degree in accounting from the University of Virginia and holds an M.B.A. in finance and strategic management from the Wharton School, University of Pennsylvania. She is a certified public accountant licensed in Pennsylvania.

Michael McBreen is Integra’s Executive Vice President, President, Codman Specialty Surgical. His responsibilities within Codman Specialty Surgical include leadership of sales, marketing, product development, regulatory affairs, quality assurance, Global Services and Repair and manufacturing worldwide. He joined Integra following the acquisition of Codman Neurosurgery from Johnson & Johnson in October 2017 as President of Integra’s international business. In May 2020, he was promoted to Executive Vice President and President, Codman Specialty Surgical. Mr. McBreen also held numerous U.S. and global roles of increasing responsibilities in sales and marketing at DePuy Mitek Sports Medicine, a division of Johnson & Johnson, since joining the company in 1996. Prior to Johnson & Johnson, he held various sales and marketing roles at Zimmer Biomet. Mr. McBreen has over 30 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management.
Mr. McBreen completed his bachelor’s degree in business administration at Providence College.

Jeffrey Mosebrook is Integra’s Senior Vice President, Finance. Mr. Mosebrook also serves as Integra's Principal Accounting Officer. He was appointed Principal Accounting Officer in October 2017. From February 2023 to June 2023, Mr. Mosebrook also served as our Principal Financial Officer. Mr. Mosebrook joined Integra in 2006 through Integra’s acquisition of Miltex, Inc. where he served as a financial reporting manager. Since joining Integra, he has served in a number of managerial positions with increasing responsibilities. In May 2010, he was named instruments Group Controller and went on to be named Group Controller, US in March 2012. In September 2014, Mr. Mosebrook was named as Vice President, Corporate Controller. Prior to Miltex, Inc., Mr. Mosebrook spent four years at Beard Miller Company, LLP (now known as Baker Tilly US, LLP) in various accounting roles.
Mr. Mosebrook received a B.S. in accounting from York College and is a certified public accountant licensed in Pennsylvania.

2024 Proxy Statement	31

Information About Executive Officers

Eric I. Schwartz is Integra’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz joined Integra in November 2018. Before joining Integra, Mr. Schwartz was the general counsel of Globus Medical, a global orthopedic medical devices company, where he led several strategic transactions, including the largest acquisition in its company history. Prior to that, Mr. Schwartz served as the chief operating officer and chief legal officer of CardioVIP, a venture-backed health care services company. Prior to CardioVIP, he served as general counsel at Animas Corporation, playing a key role in its sale to Johnson & Johnson. Following the transaction, Mr. Schwartz assumed the role of assistant general counsel at J&J, supporting several high-growth businesses within the company’s medical devices division. He also served on the management boards of McNeil Nutritionals and Ethicon Biosurgery.
Mr. Schwartz received his B.A. and J.D. from the University of Virginia. He also received an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

Harvinder Singh is Integra's Executive Vice President and President, International Business. Mr. Singh joined Integra in October 2022. Prior to joining Integra, Mr. Singh was at Abbott Laboratories for more than 20 years. Over this period, Mr. Singh served in increasing positions of responsibility, most recently as corporate officer and vice president of global commercial operations for the vascular business. Before joining Abbott, he worked for Guidant Corporation and Eli Lilly in sales, marketing, strategy and general management roles. He lived and worked in India, Hong Kong, Shanghai, Tokyo, Singapore, and the United States. Mr. Singh served as a member on the board of APACMed, the industry association of medical device companies in Japan and the Asia Pacific region. He was also a board member of the American Medical Devices and Diagnostics Manufacturers’ Association in Japan.
Mr. Singh graduated with a bachelor’s degree in chemistry and biology from Punjab University and received his M.B.A. from University of Indore, India. He is an alumnus of the Harvard Business School’s Advanced Management Program.

Chantal Veillon is Integra’s Executive Vice President and Chief Human Resources Officer. Ms. Veillon, who has served in this role since joining the Company in August 2023, is responsible for providing leadership in developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization. Ms.Veillon brings significant global Human Resources leadership experience. Prior to joining Integra, Ms. Veillon worked at Bristol Myers Squibb for over 10 years and held senior human resources leadership roles of increasing responsibility, supporting research and development, manufacturing, supply chain, commercial operations, corporate functions globally and regionally in the United States and Europe.
Ms. Veillon also held various global human resources leadership roles at Honeywell and GE Healthcare prior to joining BMS. She started her career at Vivendi Games as its in-house lawyer with international responsibilities and during her tenure, she expanded her scope to include the HR function.
Ms. Veillon received both her J.D. and M.B.A. in international commercial law from Université Paris 1 Panthéon-Sorbonne in France.

32	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
As a world leader in medical technologies, Integra is driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic and regenerative care. We are guided by our integrated growth strategy, which will enable us to capitalize on the favorable market dynamics, achieve profitable growth acceleration and create shareholder value now and into the foreseeable future. Delivering this strategy requires a team of highly engaged and skilled leaders who are rewarded for the performance they deliver.
To ensure our leaders are driven to deliver excellence for customers, patients, stockholders and colleagues, our executive compensation program is designed to link business priorities with performance.
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Our Executive Compensation Philosophy
Our executive compensation programs are based on a pay-for-performance philosophy and are designed to...
•Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;
•Connect executive compensation with our short- and long-term corporate goals with an appropriate balance across pay programs prioritizing performance while discouraging unnecessary or excessive risk-taking;
•Align the interests of our executives with those of our stockholders; and
•Reward executives for exceptional performance that improves patient outcomes and drives stockholder value (pay-for performance).

This Compensation Discussion and Analysis (“CD&A”) describes the 2023 compensation of our named executive officers ("NEOs") listed below. It also provides an overview of our executive compensation program, which we continue to refine based on stockholder feedback, competitive market practice, and Company performance.

Named Executive Officer	Role	2023 Time In Role

Mr. Jan De Witte	President and Chief Executive Officer (CEO)	Full Year
Ms. Lea Knight	Executive Vice President and Chief Financial Officer (CFO)	Beginning June 28, 2023
Mr. Jeffrey Mosebrook	Senior Vice President, Finance & Principal Accounting Officer Interim Principal Financial Officer (PFO)	Full Year February 2 to June 28, 2023
Mr. Robert T. Davis, Jr.	Executive Vice President, President, Tissue Technologies	Full Year
Mr. Michael J. McBreen	Executive Vice President, President, Codman Specialty Surgical	Full Year
Mr. Eric I. Schwartz	Executive Vice President, Chief Legal Officer and Secretary	Full Year
Ms. Carrie Anderson[1]	Executive Vice President and Chief Financial Officer (CFO)	January 1 to February 2, 2023
1.Effective February 2, 2023, Ms. Anderson resigned as Chief Financial Officer.
Mr. Mosebrook's compensation was established in respect of his role throughout the year as our Senior Vice President, Finance and Principal Accounting Officer. As a result, the discussion of how we establish the compensation for the NEOs does not apply to him. Mr. Mosebrook is an NEO for disclosure purposes only because he served as our interim principal financial officer for part of 2023.

2024 Proxy Statement	33

Compensation Discussion and Analysis
Summary of Our 2023 Decisions
The Compensation Committee makes decisions regarding NEO total compensation (base salary, annual bonus objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes the Compensation Committee’s decisions and provides information on updates to the compensation programs for 2023.

Factors That Guided Total Compensation Decisions
•Our executive compensation philosophy
•Degree of achievement of key strategic financial and operational goals
•Individual performance
•Advancement of our diversity and inclusion strategy
•Recommendations of our President and CEO (other than with respect to his own compensation)
•Advice of an independent compensation consultant
•Stockholder input
•Market pay practices
•Current and historical Integra compensation

Key 2023 Compensation Decisions (See Pages 42 – 48 For More Information)
Base Salary Decisions
NEOs received salary increases based on business performance, competitive compensation data and individual performance. All NEOs including Mr. Mosebrook received an increase aligned to our 2023 global merit budget with the exception of Mr. McBreen who received a 6.1% merit increase to reflect his 2022 performance and a 12.9% market increase to remain competitive with our peer group.
Ms. Knight's 2023 base salary was set when she joined the Company in June 2023.
Cash Bonus Decisions
In February 2023, the Compensation Committee approved the short-term incentive design, metrics and performance goals for NEOs, which cascades more broadly to all plan participants.
As a result of business performance goals in 2023, the overall annual bonus pool was funded at 0% of target. The Compensation Committee considered this funding appropriate based on the Company results. The NEOs did not receive a cash bonus for 2023 performance.
Mr. Mosebrook served as interim Principal Financial Officer from February 2 through June 28, 2023. As a senior vice president, Mr. Mosebrook was eligible for a bonus payment consistent with other non-NEO employees at the senior vice president level and the general employee population.
Equity Grant Decisions
On March 10, 2023, Mr. De Witte received an annual equity grant with a fair market value of $5,500,089. Grants for the other NEOs ranged in value from $260,120 to $2,218,875.

Equity grants consist of 50% performance stock units (PSUs) and stock options and restricted stock (RSUs for Mr. De Witte) each weighted at 25%. Mr. Mosebrook's equity grants consists of 50% PSUs and 50% restricted stock consistent with the annual equity grants awarded to other non-NEO US senior vice presidents.
The 2023 PSU target level goal increased to 5.7% annual organic revenue growth. The PSU's maximum level of performance is 7% annual organic revenue growth and the vesting percentage opportunity for this award is 150% when this exceptional performance is achieved or surpassed.

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Compensation Discussion and Analysis

Key 2023 Compensation Decisions (See Pages 42– 48 For More Information)
In consideration for serving as interim PFO while retaining his Senior Vice President, Finance and PAO role for the full year, Mr. Mosebrook was given a restricted stock award valued at $500,000 with a two-year cliff vest.
New Hire Decisions
In consideration of Ms. Knight’s repayment of a cash sign-on received from her prior employer, the Compensation Committee awarded Ms. Knight a one-time payment of $350,000 in June 2023 when she joined the Company.
Ms. Knight received a one-time restricted stock award in the amount of $1,000,000 granted on July 1, 2023, largely in consideration of her forfeiture of unvested equity from her prior employer. Her award was provided in two grants as follows: $750,000 in restricted stock award which vests in three equal installments on the anniversary dates of the grant for the forfeiture of unvested equity and 2023 bonus from her previous employer and $250,000 in restricted stock which vests on the third anniversary of the grant date for sign-on attraction.
PSU Vesting Decisions
In February 2024, the Compensation Committee reviewed the annual organic revenue growth goal for 2023 performance as it relates to the vesting of 2021, 2022 and 2023 PSU grants. Based on the Company's performance, PSUs tied to the 2023 performance year vested at 0% of target for the 2021, 2022 and 2023 PSUs.

Say-On-Pay Results And Stockholder Feedback
The Company continues to receive high levels of Say-on-Pay support, with 98.8% of votes cast in favor at our 2023 annual meeting of stockholders. The Compensation Committee believes this support, coupled with positive feedback from stockholders, to be an endorsement of our current program, which is considered as part of the Compensation Committee’s annual review.

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Compensation Discussion and Analysis
Supporting Our Pay-For-Performance Philosophy

In support of our pay-for-performance philosophy and achievement of strong Company performance, the majority of the total compensation opportunity that our President and CEO and other NEOs receive is “at-risk” and dependent upon future performance. Market-competitive base salaries are established to provide our NEOs with a stable and secure source of income with “at-risk” pay aligned to driving our four strategy pillars.

Consistent with the Company’s overall executive compensation philosophy, NEOs are rewarded for their strong leadership and individual performance and provided with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. De Witte, 88% of his on-going target total direct compensation opportunity is at-risk, as shown below. On average, the target total direct compensation for our NEOs other than Mr. De Witte that is at-risk is 75%. Given the nature and intent of the award, Ms. Knight's $1,000,000 equity award granted in July 2023 is excluded from the average on-going target total direct compensation for our other NEOs. Mr. Mosebrook served as our interim Principal Financial Officer from February 2, 2023 to June 28, 2023 until Ms. Knight was appointed as our Chief Financial Officer. Mr. Mosebrook's compensation was established in respect of his role throughout the year as our Senior Vice President, Finance and Principal Accounting Officer. As a result, discussion of the compensation for our NEOs, including the components and targets thereof, does not apply to him. For this reason, Mr. Mosebrook is excluded from the average on-going target total direct compensation for our other NEOs appearing below.

The majority of total direct compensation for our NEOs — 88% for our President and CEO and an average of 75% for our other NEOs — is “at-risk” based on the achievement of specific performance goals and stock price performance.

Aligning Pay With Performance
We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2023, the performance-based components of our executive compensation program were designed as follows:

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Compensation Discussion and Analysis

	Short-Term Incentive	Long-Term Incentive	Long-Term Incentive
	Annual Bonus	Performance-based Equity	Time-based Equity
Objective	Reward achievement of short-term (annual) corporate performance goals	Reward exceptional long-term financial results and drive stockholder value creation	Reinforce ownership in the Company with a focus to increase stockholder value over the long term and support retention of executives
Form	Cash	Performance Stock Units (PSUs) (50%) Non-qualified Stock Options (25%)	Restricted Stock Units (RSUs) (25%) for CEO only Restricted Stock (25%) for all other named executive officers
Time Horizon	1 Year	3 Years (PSU) 4 Years (Stock Options)	3 Years[1]
Metrics	Revenue — 40% weighting Adjusted EBITDA[2] — 40% weighting Operating cash flow — 20% weighting	Annual organic revenue growth[3] Stock price appreciation Continued employment	Stock price appreciation Continued employment
1.For Mr. De Witte, RSUs vest annually over three years and generally include a deferral feature that provides that the award will be paid within 30 days following the six-month anniversary of his departure from the Company.
2.Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company's Boston, Massachusetts facility, (v) intangible asset amortization expense; and, (vi) income tax impact from adjustments. See "Appendix A - Non-GAAP Financial Measures".
3.Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year’s organic revenue. See "Appendix A - Non-GAAP Financial Measures".

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Compensation Discussion and Analysis
Compensation Best Practices
The Compensation Committee applies a number of corporate governance features related to executive compensation, which are summarized below. We believe these mechanisms help to ensure alignment of executive and stockholder interests.

What We Do	What We Don't Do

Deliver executive compensation primarily through performance-based at-risk pay	X	No hedging or pledging of equity
Maintain a peer group for benchmarking pay	X	No repricing of stock options
Set challenging short- and long-term incentive objectives	X	No guarantees or minimums related to base salary increases, annual bonuses or equity grants
Place a cap on the annual bonus payments and PSUs earned that executives can receive	X	No duplication of long-term performance targets with our annual performance targets
Provide strong oversight that ensures adherence to equity grant regulations	X	No gross-ups in connection with a change in control
Maintain a clawback policy for annual bonus and equity compensation, as well as an anti-hedging/pledging policy	X	No excessive perquisites
Require stock ownership by executives, with minimum ownership levels defined by role	X	No supplemental executive retirement plans
Have double-trigger change-in-control arrangements
Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees
Consult with an independent consultant on compensation levels and practices
Engage with stockholders regarding our compensation programs.
Stockholder Input On Executive Compensation

We value the opinions of our stockholders and regularly solicit input on our executive compensation program. The Compensation Committee rigorously evaluates the design of our executive compensation and the decisions concerning each of our NEOs, taking into account stockholder feedback, including the advisory Say on Pay vote cast at our annual meeting.
For our 2023 Say-on-Pay, approximately 98.8% of the “say-on-pay” stockholder votes cast approved the compensation for our named executive officers.
For our 2023 Say-on-Pay, approximately 98.8% of the votes cast approved the compensation for our NEOs. We believe this support resulted largely from the improvements we have made, and continue to make, to our executive compensation program and the strong alignment between pay and the Company’s performance. The strong Say-on-Pay vote shows support for our current executive compensation design.

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Compensation Discussion and Analysis
Over the course of 2023, we gathered feedback with respect to our executive compensation program in a number of different settings. Integra’s management team engaged with stockholders representing over 50% of our outstanding shares by participating in over a dozen institutional investor events globally at which we discussed our strategic plans and growth prospects and held approximately 300 meetings with institutional investors. Through this engagement, we received feedback from stockholders on topics such as corporate strategy, governance and sustainability, as well as business and financial performance. Feedback from investors continues to highlight organic revenue growth as a key indicator for the strength of our business and a driver of stockholder value creation.
To strengthen our pay-for-performance culture, the Compensation Committee considered our strong 2023 vote results and the feedback obtained from our investor outreach when making decisions relating to compensation for our NEOs for 2023. Our philosophy is to use performance metrics that directly align with our business strategy and stockholder interests. Based on these factors, annual organic revenue growth has been used as our long-term incentive performance shares metric since 2018 and will continue to be the measure in 2024.
Role of the Compensation Committee
The Compensation Committee undertakes a comprehensive annual review of the executive compensation program for all NEOs, as well as other executives within the Company, on an annual basis. While Integra management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies, programs and decisions.
The following table illustrates the steps the Compensation Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance, and does not promote undue risk taking.

Step 1: Input On Compensation	Step 2: Compensation Committee Decisions	Step 3: Compensation Committee Oversight

At the beginning of each year, management, including the President and CEO, provides recommendations to the Compensation Committee regarding the compensation of the NEOs. The CEO does not make recommendations on his own pay.
These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the NEO’s role, performance and contributions to the Company’s results, as well as the individual’s long-term potential.
(See more below on the Compensation Committee's independent compensation consultant.)

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant and subsequently the Compensation Committee determines the NEOs’ compensation, ensuring it is aligned with our compensation philosophy.
All aspects of the CEO’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant.

For the coming year, the Compensation Committee reviews and approves:
•Objectives for the CEO
•Variable pay target opportunities for annual bonus and long-term equity incentives
•Performance metrics for the annual bonus and equity grants
The Compensation Committee ensures performance metrics are consistent with the financial, operational and strategic goals set by the Board, that the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

2024 Proxy Statement	39

Compensation Discussion and Analysis
Role of the Independent Compensation Consultant
The Compensation Committee engages WTW (formerly known as Willis Towers Watson) as its independent executive compensation consultant. WTW conducts thorough market analyses and offers strategic recommendations that serve as inputs for the Compensation Committee's decisions. WTW continuously updates the Compensation Committee on pertinent market trends and evolving regulatory landscapes as it relates to executive compensation. In addition to reviewing executive compensation proposals presented by management, WTW collaborates closely with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.
Pursuant to the rules of the SEC, the Compensation Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent WTW from independently representing the Compensation Committee. In 2023, in addition to the executive compensation consulting services provided, WTW provided corporate risk and brokering services and additional rewards consulting services to the Company with total fees of $422,598.
Role of the Executive Compensation Peer Group

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation provided to our executives against executives within our peer group of companies. In 2023, this peer group consisted of companies determined to be:
•Similar in size (revenue and market capitalization), complexity and global reach to Integra;
•In the medical technology or a similar industry; and
•In competition with Integra for executive talent.

Integra is currently at the 40th percentile for revenue when compared to the 2023 peer group.

We generally position each element of compensation and the total compensation packages for executive officers to align with the 50th percentile of our peer group.

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The 2022 peer group approved by the Compensation Committee and used in setting 2023 compensation is shown below. Varian Medical Systems, Inc. and Hill-Rom Holdings, Inc. were removed due to acquisitions. QuidelOrtho Corporation, which is aligned with our revenue and business model, was added.

2022 Executive Compensation Peer Group

ABIOMED, Inc.	Integer Holdings Corporation	ResMed, Inc.
Align Technology, Inc.	Intuitive Surgical, Inc.	Steris Plc
CONMED Corporation	Invacare Corporation	Teleflex Incorporated
Edwards Lifesciences Corporation	Masimo Corporation	The Cooper Companies, Inc.
Haemonetics Corporation	Nuvasive, Inc.	West Pharmaceutical Services, Inc.
Hologic, Inc.	QuidelOrtho Corporation
The 2023 peer group approved by the Compensation Committee in setting 2024 compensation is shown below. Abiomed, Inc. and Invacare Corp were removed due to an acquisition and bankruptcy filing, respectively. Enovis Corporation, Merit Medical Systems, Inc., LivaNova PLC and Organogensis Holdings Inc., which are aligned with our revenue and business model, were added.

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Compensation Discussion and Analysis

2023 Executive Compensation Peer Group

Align Technology, Inc.	Intuitive Surgical, Inc.	ResMed, Inc.
CONMED Corporation	LivaNova PLC	Steris Plc
Edwards Lifesciences Corporation	Masimo Corporation	Teleflex Incorporated
Enovis Corporation	Merit Medical Systems	The Cooper Companies, Inc.
Haemonetics Corporation	Nuvasive, Inc.	West Pharmaceutical Services, Inc.
Hologic, Inc.	Organogenesis Holdings, Inc.
Integer Holdings Corporation	QuidelOrtho Corporation
Elements of the Executive Compensation Program
Integra’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. We continue to emphasize variable pay rather than fixed pay, with the majority of the compensation being “at risk” performance-based compensation. We compare our executive compensation elements and total compensation against those of our peer group companies targeting the median while aligning to our executive compensation philosophy. The chart below summarizes the various elements of Integra’s executive compensation and their purpose:

	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the medical technology industry and broader market	Cash	•Reflects individual skills, experience, responsibilities and performance over time •Influences annual bonus and long-term incentive opportunity •Provides a stable and secure source of income
Short-Term Incentive —Annual Bonus	Encourage focus on short-term business performance	Cash
•Performance-based reward tied to achievement of short-term corporate performance goals
•Payment reflects the attainment of corporate financial goals as well as individual accomplishments in strategy, financial, and cultural elements associated with their leadership responsibilities for their given area
•Paid only if threshold performance levels are met or exceeded

Long-Term Incentive — Performance Stock Units (PSUs)	Increase multi-year organic revenue growth	Equity
•Performance-based rewards tied to achievement of long-term corporate performance goals
•Vests only if threshold performance levels are met or exceeded
•Promotes retention and enhances executive stock ownership
•Links value to stock price

Long-Term Incentive —Non-qualified Stock Options	Closely align executive and stockholder interests and aid in retention	Equity	•Promotes retention and enhances executive stock ownership •Links value to stock price appreciation

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Compensation Discussion and Analysis

Long-Term Incentive —Restricted Stock & RSUs	Closely align executive and stockholder interests and aid in retention	Equity	•Promotes retention and enhances executive stock ownership •Links value to stock price
Other Benefits	Aid in attracting and retaining talent	Benefit	•Broad-based benefits available to all employees •Executive physical exam program •Non-Qualified Deferred Compensation Program available to all eligible employees
Analysis of 2023 Compensation Decisions
Base Salary
We establish base salaries for NEOs that reflect each executive’s experience, expertise, and the complexity of his or her role as well as current competitive compensation data and internal comparisons. The Compensation Committee reviews base salaries of our NEOs annually, and approves increases considering factors such as prior year performance, market competitiveness and affordability. Our NEOs’ annual base salary changes are generally aligned with Integra’s global annual merit budget with generally an effective date each year of April 1.
2023 Base Salary Decisions
NEOs received salary increases based on business performance, competitive compensation data and individual performance. Mr. De Witte and Messrs. Davis and Schwartz received an increase aligned to the global merit budget. Mr. Mosebrook received an increase to reflect his 2022 performance and a market adjustment to remain competitive to similar senior vice president roles in the healthcare and general industry with the same revenue scope. Mr. McBreen received a 6.1% merit increase to reflect his 2022 performance and a 12.9% market adjustment to remain competitive with our peer group. Ms. Knight joined the Company on June 28, 2023, at which time her annual salary was set. Ms. Anderson did not receive an increase in 2023 as she resigned as Chief Financial Officer effective February 2, 2023. The base salaries in effect for the named executive officers for 2022 and 2023 were as follows:

	2022 BASE SALARY	2023 BASE SALARY	% INCREASE

Jan De Witte	$850,000	$884,850	4.10%
Lea Knight	N/A	$600,000	—%
Jeffrey Mosebrook	$352,039	$380,000	7.90%
Robert T. Davis, Jr.	$500,684	$525,734	5.00%
Michael J. McBreen	$525,000	$625,000	6.1% Merit 12.9% Market Adjustment
Eric I. Schwartz	$525,000	$540,488	2.95%
Carrie Anderson	$580,000	$580,000	—%
Annual Bonus
Our Performance Incentive Compensation Plan (the “Bonus Plan”) provides NEOs with the opportunity to earn a cash award when they deliver strong annual Company and individual performance.
NEOs are eligible for bonus payments only if the Company achieves a threshold goal of at least 70% of prior year adjusted EBITDA. If 70% of prior year adjusted EBITDA is met, the Bonus Plan is funded. Actual bonuses are determined based on the Company’s achievement of annual performance goals determined by the Compensation Committee within the first 90 days of each year. The annual bonus pool is determined based on Company performance — revenue (40% weighting), adjusted EBITDA (40% weighting) and operating cash flow (20% weighting). These metrics were selected as they are key indicators of the strength of our business and we believe they drive long-term stockholder return.

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Compensation Discussion and Analysis
Each NEO has a target bonus opportunity, with no minimum (that is, the actual payment could be 0%) and a cap at 200% of their target (200% of base salary for Mr. De Witte based on his employment agreement). Actual annual bonus paid may be modified based on an individual’s performance.
Annual Bonus Pool Funding
The annual bonus pool is funded for all Bonus Plan participants based on Company performance. The aggregate amount of the final payments to all participants, including the NEOs, may not exceed the overall funded pool. For 2023, the Company’s funding model was as follows:

PERFORMANCE METRIC	WEIGHT	Performance Goals as a % of Target
		Below Threshold	Threshold	Target	Maximum

Revenue	40%	95.9%	96%	100%	104%
Adjusted EBITDA¹	40%	92.9%	93%	100%	107%
Operating Cash Flow	20%	84.9%	85%	100%	115%
Annual Bonus Pool Funding (as a % of Target)		0%	20%	100%	150%
1.Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company's Boston, Massachusetts facility, (v) intangible asset amortization expense; and, (vi) income tax impact from adjustments. See “Appendix A — Non-GAAP Financial Measures”.
This same funding model will apply for the 2024 performance year. Additionally, the Compensation Committee has discretion to adjust the amount of the bonus pool funding, and subsequently named executive officer awards.
Our reported results may be adjusted when comparing to our annual bonus targets for unusual events outside the control of Management including currency impact versus budget. We also exclude certain transactions such as material acquisitions or divestitures if these items were not included in the performance target.
2023 presented numerous operational challenges, including the voluntary global recall and manufacturing stoppage of all products manufactured at our Boston, Massachusetts facility. Despite these challenges, we were able to strengthen our operational capabilities while capitalizing on the growth of our markets and the resilience of our products.
The chart below shows our achievements against the performance targets for each metric in 2023:

Revenue	Adjusted EBITDA	Operating Cash Flow
($ in Millions)	($ in Millions)	($ in Millions)

Achieved 95% of Target	Achieved 85% of Target	Achieved 56% of Target

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Compensation Discussion and Analysis
The specific revenue metric adjustment reviewed and made by the Compensation Committee for 2023, as reflected in the graph above, included an adjustment for foreign exchange impact versus budget. Revenue was adjusted by $1.0 million to $1,542.6 from $1,541.6. See "Appendix A - Reconciliation of Non-GAAP Financial Measures".
These achievements did not meet the threshold performance levels for each metric; therefore, the overall annual bonus pool was funded at 0% of target. The Compensation Committee determined that no bonus payout should be made to the NEOs for 2023 performance, except with respect to Mr. Mosebrook. Mr. Mosebrook's compensation was established in respect of his role throughout the year as our Senior Vice President, Finance and Principal Accounting Officer and therefore he was eligible for a bonus payment consistent with the non-NEO general employee population (which includes employees at the senior vice president level).
2023 Annual Bonus (Paid in March 2024)
The following table shows the actual annual bonus amounts awarded for 2023.

	TARGET AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY	Actual Amount Awarded	Actual as a % Of Target(4)

Jan De Witte	110%	$973,335	$0	0%
Lea Knight[1]	90%	$275,400	$0	0%
Jeffrey Mosebrook(2)	35%	$133,000	$111,888	84%
Robert T. Davis, Jr.	60%	$315,440	$0	0%
Michael J. McBreen	85%	$531,250	$0	0%
Eric I. Schwartz	70%	$378,342	$0	0%
Carrie Anderson[3]	80%	$464,000	$0	0%
1.Ms. Knight was eligible for a prorated bonus based on her June 28, 2023 hire date.
2.Mr. Mosebrook served as our interim Principal Financial Officer from February 2, 2023 to June 28, 2023 until Ms. Knight was appointed as our Chief Financial Officer. Mr. Mosebrook's compensation was established in respect of his role throughout the year as our Senior Vice President, Finance and Principal Accounting Officer and therefore he was eligible for a bonus payment consistent with the non-NEO general employee population (which includes employees at the senior vice president level).
3.Effective February 2, 2023, Ms. Anderson resigned from the Company, therefore, was not eligible for a cash bonus payout in March 2023.
4.Messrs. Davis and Mosebrook elected to defer a percentage of their 2023 annual bonus paid in March 2024 (to the extent that a bonus was paid) under the Non-Qualified Deferred Compensation Program. Specifically, Mr. Davis deferred 35% and Mr. Mosebrook deferred 10%
Equity Grants
Equity grants help to align executive interests with those of our stockholders. The Compensation Committee considers Company performance, individual performance, long-term potential and market practice when determining the value and type of equity. We award an annual grant mix of restricted stock or restricted stock units (RSUs), non-qualified stock options and performance stock units (PSUs) as shown below.

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Compensation Discussion and Analysis

	Restricted Stock (all NEOS[2] except CEO)	Restricted Stock Units (RSUs) (CEO ONLY)	Non-Qualified Stock Options	Performance Stock Units (PSUS)

Definition	Represents actual ownership of Integra stock that becomes the executive’s upon vesting	Notional units which are redeemable for Integra stock; their value tracks the value of Integra stock	Once vested, stock options give an executive the right to purchase Integra stock at an exercise price equal to the closing price of our common stock on the date of grant	Notional units which are redeemable for Integra stock subject to performance; their value tracks the value of Integra stock
% of Equity Grant	25%	25%	25%	50%
Performance Metric	Time	Time	Stock price	Organic revenue growth
Vesting	Annually over three years[1]	Annually over three years; payment is generally deferred until after CEO’s departure from Integra	Annually over four years	Annually over three years based on achievement of performance goals
1.Ms. Knight, in consideration of her forfeiture of unvested equity from her prior employer when she joined the Company in June 2023, received a one-time restricted award in the amount of $1,000,000 granted on July 1, 2023. Her award was provided in two grants as follows: $750,000 in restricted stock award that vests in three equal installments on the anniversary dates of the grant for the forfeiture of unvested equity and 2023 bonus from her previous employer and $250,000 in restricted stock that vests on the third anniversary of the grant date for sign-on attraction.
2.Mr. Mosebrook's equity grants consists of 50% PSUs and 50% restricted stock consistent with the annual equity grants awarded to other non-NEO US senior vice presidents.

Annual Equity Compensation Grants
Annual equity grants are typically made in March of each year. The following criteria are evaluated for each of our NEOs when determining the value of their annual equity award:
•Performance over the long term;
•Performance during the prior year;
•Long-term potential and succession planning;
•Retention considerations;
•Leadership and innovation; and
•Market practices for comparable positions.
2023 Equity Compensation Decisions
The Compensation Committee reviewed the target total direct compensation of our NEOs compared to our peers and made market adjustments to annual equity grant values to continue to be competitive with our peer group.
In March 2023, NEOs, each received an annual equity grant of PSUs, non-qualified stock options and restricted stock (RSUs for Mr. De Witte). Ms. Knight, in consideration of her forfeiture of unvested equity from her prior employer when she joined the Company in June 2023, received a one-time restricted award in the amount of $1,000,000 granted on July 1, 2023. Her award was provided in two grants as follows: $750,000 in restricted stock award that vests in three equal installments on the anniversary dates of the grant for the forfeiture of unvested equity and 2023 bonus from her previous employer and $250,000 in restricted stock that vests on the third anniversary of the grant date for sign-on attraction.

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Compensation Discussion and Analysis

	FAIR MARKET VALUE AT GRANT – 2023
	RESTRICTED STOCK	RSUs	NON-QUALIFIED STOCK OPTIONS	PSUs	TOTAL

Jan De Witte		$1,375,043	$1,375,013	$2,750,033	$5,500,089
Lea Knight	$1,000,031				$1,000,031
Jeffrey Mosebrook(1)	$663,298			$96,858	$760,156
Robert T. Davis, Jr.	$223,481		$223,439	$446,910	$893,830
Michael J. McBreen	$929,772		$429,701	$859,402	$2,218,875
Eric I. Schwartz	$268,051		$268,002	$536,049	$1,072,102
Carrie Anderson[2]	$—		$—	$—	$—
1.Mr. Mosebrook's compensation was established in respect of his role throughout the year as our Senior Vice President, Finance and Principal Accounting Officer. As a result, the discussion of how we establish the compensation for the NEOs does not apply to him. His annual equity award is in the form of 50% performance shares units and 50% restricted stock units consistent with other US senior vice presidents. In consideration of serving as Interim PFO while retaining his Senior Vice President, Finance and PAO role for the full year, Mr. Mosebrook was awarded a restricted stock valued at $500,000 with 2-year cliff vesting. His annual equity award included a restricted stock award valued at $163,262 with 3-year ratable vesting.
2.Effective February 2, 2023, Ms. Anderson resigned from the company, therefore, she did not receive an annual equity award in March 2023.
Using Organic Revenue Growth As The PSU Performance Metric
Annual organic revenue growth is the performance metric for PSU awards as it is a key indicator of the strength of our business and stockholder return. Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year.
The three-year annual organic revenue growth goal is derived from a rigorous process that involves input and discussions among the Compensation Committee, CEO and management. We annually review the metrics (and related targets) used in our annual bonus and equity programs to ensure they remain aligned to Integra’s strategic plan.
PSU Vesting For Equity Grants
For the 2020, 2022 and 2023 PSU grants, each NEO, including Mr. Mosebrook, is eligible to receive shares of the Company’s common stock ranging from 0% to 150% of target based on the Company’s achievement of an annual organic revenue growth goal over the prior year’s organic revenue amount during each fiscal year of the performance period as follows:

GROWTH IN ANNUAL ORGANIC REVENUE OVER PRIOR YEAR
	2020 PERFORMANCE GOAL	2022 PERFORMANCE GOAL	2023 PERFORMANCE GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<2%	<2%	<2%	0%
Threshold Level	2%	2%	2%	50%
Target Level	5%	5.3%	5.7%	100%
Maximum Level	7%	7%	7%	150%

46	2024 Proxy Statement

Compensation Discussion and Analysis
For the 2021 grants, to further align the interests of our executives and those of our stockholders and enhance our performance-oriented incentives to drive sustainable long-term performance with the uncertainty of the 2020 COVID-19 pandemic, the Compensation Committee increased the 2021 grant’s maximum vesting percentage to 200% when the Company achieves exceptional organic revenue growth of 14% or more. Each NEO is eligible to receive shares of the Company’s common stock ranging from 0% to 200% of target for the 2021 grant based on the Company’s achievement of the annual organic revenue growth goal over the prior year’s organic revenue amount during each fiscal year of the performance period as follows:

GROWTH IN ANNUAL ORGANIC REVENUE OVER PRIOR YEAR
	2021 PERFORMANCE GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<2%	0%
Threshold Level	2%	50%
Target Level	5%	100%
Maximum Level	14%	200%

If...	Then...

Growth in annual organic revenue over prior year is between threshold and target levels
For 2020, 2021, 2022 and 2023 Grants
Performance vesting percentage is determined by extrapolating between threshold level— anchor points of 3% annual organic revenue growth (with a 70% performance vesting percentage) and 4% annual organic revenue growth (with an 85% performance vesting percentage)—and target level.

Growth in annual organic revenue over prior year is between target and maximum levels
For 2020 and 2023 Grants
Performance vesting percentage is determined by linear interpolation between target level and maximum level.

For 2021 and 2022 Grants
Performance vesting percentage is determined by extrapolating between target level and maximum.

Target performance in a particular year is not attained but the Company achieves its cumulative goal (an average three-year annual organic revenue growth rate of at least target level)	Additional PSUs will vest on the third anniversary of the grant date (as though the performance goal for the fiscal year was achieved at target level).

PSU Grant Vesting
2023 presented numerous operational challenges, including the voluntary global recall and manufacturing stoppage of all products manufactured at our Boston, Massachusetts facility. Despite these challenges, we were able to strengthen our operational capabilities while capitalizing on the growth of our markets and the resilience of our products.
Vesting of the following PSU grants in 2023 and 2024 was determined based on the achievement of the Company’s annual organic revenue growth goal for the 2022 and 2023 performance periods:

2024 Proxy Statement	47

Compensation Discussion and Analysis
Performance Results For PSUs Vesting In 2024 Based On 2023 Performance Year

	Performance Vesting %	2021 Grant Year 3 Vesting	2022 Grant Year 2 Vesting	2023 Grant Year 1 Vesting

Baseline[1]		$1,542.4	$1,542.4	$1,542.4
Target Level	100%	5%	5.3%	5.7%
Maximum Level	150% in 2022/2023 200% in 2021	14%	7%	7%
ACTUAL[1]		$1,557.7	$1,557.7	$1,557.7
% Increase over Baseline		0%	0%	0%
ACTUAL VESTING PERCENTAGE		0%	0%	0%
1.See “Appendix A — Non-GAAP Financial Measures”.
For the 2021 PSU grant, the Company's average three-year annual organic revenue growth rate was 6.1% which exceeded the 5% target for the performance period. Accordingly, pursuant to the terms of the 2021 PSU, shares vested on March 12, 2024, the third anniversary of the grant date, as though the performance goal for each of fiscal year 2022 and 2023 was achieved at target level.
Other Benefits
Retirement Savings Programs
In 2023, we provided retirement benefits to our NEOs through the defined contribution retirement savings plan, which is the same plan available to all employees. Company matching contributions for our NEOs are shown in the "Breakdown of All Other Compensation — 2023" table appearing in the CD&A of this proxy statement. A non-qualified deferred compensation program exists for all employees who meet the IRS annual compensation limit of Section 401(a)(17) of the Internal Revenue code of 1986, as

48	2024 Proxy Statement

Compensation Discussion and Analysis
amended (the "Code") and conforms with the requirements of Section 409A of the Code. Employees may defer up to 75% of base salary and up to 100% of performance-based cash bonus on a pre-tax basis. Messrs. Davis and Mosebrook elected to defer their base salary and 2023 annual bonus (to the extent paid) under the non-qualified deferred compensation program.
Other Benefits
In 2023, our NEOs participated in benefits offerings on the same basis as all other employees except for the Executive Physical Exam Program (with the exception of Mr. Mosebrook), which provides payment for a comprehensive annual physical exam for each of our NEOs and aligns with the Company’s culture of health and wellness, which supports improved executive performance.
Ms. Knight was reimbursed for $20,839 for certain relocation-related expenses consistent with the Company’s relocation policy shown in the "Breakdown of All Other Compensation — 2023" table appearing in the CD&A of this proxy statement.
Other Key Features Of Our Executive Compensation Program

As we chart the course for the Company's future, we have implemented policies aimed at fostering sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance. In addition, our compensation policies and practices for all employees are reviewed annually to determine whether any risks associated with such policies and practices encourage unnecessary or excessive risk-taking or are reasonably likely to have an adverse effect on the Company. Our compensation programs are designed with an appropriate balance of risk and reward in relation to our business strategy and do not encourage excessive or unnecessary risk-taking behavior. The risk-mitigating features incorporated within our compensation programs are outlined below.

The Compensation Committee reviewed management’s risk assessment report, and as a result of the risk assessment, the Compensation Committee does not believe risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines
Our stock ownership guidelines require all executive officers to hold a minimum number of shares of our stock while serving in these leadership positions. The guidelines are intended to align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience. Named executive officers have five years from their appointment/hire date to meet their stock ownership guidelines. For purposes of measuring compliance with these guidelines, the following are counted to determine whether the required ownership interest has been satisfied: (i) shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, (ii) vested shares of restricted stock and shares underlying vested RSUs, and (iii) unvested shares of restricted stock and shares underlying unvested RSUs (provided, in each case, such shares or units vest based on time and not performance). Shares underlying unexercised stock options (whether vested or unvested) and performance-based awards do not count towards satisfying these guidelines.
The minimum ownership threshold is based on a multiple of base compensation:

Position	Stock Ownership Guideline

CEO	6 times base salary
CFO	2 times base salary
All other Executive Officers	1 times base salary
Currently, all of our NEOs to whom the guidelines are applicable are in compliance with the stock ownership guidelines. Consistent with the terms of the guidelines, Mr. De Witte and Ms. Knight each has five years from the commencement of their employment with the Company, or until December 1, 2026 and June 28, 2028, respectively, to comply with the stock ownership guidelines and are each currently progressing towards meeting the ownership guidelines. Mr. Mosebrook is not subject to the guidelines as his role as PFO was on an interim basis.

2024 Proxy Statement	49

Compensation Discussion and Analysis
Clawback Policy
We have a compensation recoupment, or clawback, policy, which we adopted in October 2023 to comply with Nasdaq listing standards implementing Exchange Act Rule 10D-1. The clawback policy includes mandatory recoupment of excess incentive-based compensation received by a covered executive (including the NEOs) on or after October 2, 2023 in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, as required by Exchange Act Rule 10D-1. We maintain a separate clawback policy applicable if a restatement of our financial results is required to correct a material error or inaccuracy due to the fraud or intentional misconduct of any employee (including the NEOs). If applicable, the Compensation Committee can recoup from an employee (including the NEOs) the bonuses or equity awards awarded on or after January 1, 2013 and cancel outstanding annual bonus or equity award opportunities.
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits without exception hedging and pledging of our securities by any employee, including our NEOs and Directors. Prohibited trading practices include short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. In addition, all employees including our NEOs and Directors are forbidden from (i) holding Integra securities in a margin account, (ii) buying Integra securities on margin, (iii) pledging Integra securities as collateral for a loan or (iv) pledging Integra securities in any other arrangement. For our NEOs, and other participants in the Company’s trading window group, trading is permitted only during scheduled trading windows and requires a pre-clearance by our legal department. Subject to our trading window policy and applicable rules and regulations, our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934.
Impact of Accounting and Tax Requirements on Compensation
The Compensation Committee endeavors to structure executive compensation in a manner that is either compliant with, or exempt from, the application of Section 409A, the provisions of which may impose additional taxes on employees. In addition, the Compensation Committee considers that Section 162(m) of the Code limits the deductibility of compensation paid to the CEO, CFO and other NEOs and certain other officers to $1.0 million per year.
Accounting
We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including non-qualified stock options, restricted stock, restricted stock units, PSUs and other forms of equity compensation). The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Although the Compensation Committee generally considers the tax and accounting implications of its compensation decisions, the primary drivers for determining the amount and form of executive compensation are the attraction, motivation and retention of executive talent rather than the Internal Revenue Code or accounting requirements.
Employment and Post-Employment Arrangements
CEO Employment Agreement: Mr. De Witte
In connection with his appointment as President and CEO of the Company, the Company entered into an employment agreement (the “De Witte Agreement”) pursuant to which Mr. De Witte commenced employment on December 1, 2021. The initial term of the De Witte Agreement expires on the third anniversary of the Effective Date (as defined in the De Witte Agreement), unless terminated earlier, and is subject to an automatic one-year renewal term unless either party gives timely written notice of termination.

50	2024 Proxy Statement

Compensation Discussion and Analysis
Under the De Witte Agreement, Mr. De Witte's annual base salary is $850,000 per annum, subject to annual review and may be increased in the sole discretion of the Company but may not be decreased without Mr. De Witte's express written consent. Mr. De Witte is eligible for an annual bonus opportunity targeted at 110% of his annual base salary (pro-rated for any partial year of service). Mr. De Witte’s bonus opportunity will range from 50% of his target annual bonus opportunity (if threshold performance goals are achieved) to a maximum of 200% of his base salary. The actual amount of any such annual bonus paid to Mr. De Witte shall be based on company performance and the satisfaction of performance objectives established and evaluated by the Compensation Committee. Consistent with Company policies, Mr. De Witte, as an employee of the Company, will not be entitled to any compensation for his service as a director on the Board.
Pursuant to the terms of the De Witte Agreement, Mr. De Witte received a one-time grant of restricted stock units with a grant date value of $2,000,000 (the “initial equity award”), an award that was granted under, and is governed by, the Fifth Amended and Restated Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan. These restricted stock units will vest in three substantially equal annual installments beginning on the first anniversary of the grant date and shall be delivered to Mr. De Witte within 30 days following the first business day that occurs immediately following the six- month period after the date of his separation of service as deferred compensation. This award is subject to accelerated vesting upon termination of employment by reason of death or disability or upon a qualifying termination on or within 24 months following the date of a change in control.
Mr. De Witte is eligible to receive an annual equity-based award, with the amount, form and mix of such award to be determined by the Company’s Compensation Committee in its discretion. The terms and conditions, including vesting conditions, of any awards granted as part of an annual equity award shall be set forth in separate award agreements to be entered into by Mr. De Witte and the Company.
In connection with his appointment as President and CEO and the commencement of his employment, Mr. De Witte received relocation reimbursement in the amount of $144,156, consistent with the terms of the De Witte Agreement and the Company's relocation policy.

2024 Proxy Statement	51

Compensation Discussion and Analysis
Under the De Witte Agreement:

IF MR. DE WITTE’S EMPLOYMENT IS TERMINATED...	THEN...

Outside the context of a change in control by the Company other than for “cause,” death or “disability,” or by Mr. De Witte for “good reason” (each, as defined in the De Witte Agreement)
In addition to accrued amounts, Mr. De Witte will be entitled to:
•A severance amount equal to 2.0 times his then-current annual base salary payable over the two-year period following such termination;
•A monthly cash payment equal to Mr. De Witte’s monthly COBRA premium cost for family health coverage for up to 18 months following such termination; and,
•Full accelerated vesting of the initial equity award

Within twenty-four months following a change in control by the Company other than for "cause," death or "disability," or by Mr. De Witte for "good reason"
Mr. De Witte will be entitled to receive (i) a severance award in the form of a lump sum cash payment equal to 2.99 times the sum of Mr. De Witte’s annual base salary and target bonus; (ii) monthly cash payments equal to Mr. De Witte’s monthly COBRA premium cost for up to 18 months following termination; (iii) a lump sum cash payment equal to the pro-rata portion of his annual bonus for the year of termination, determined based on actual performance; and (iv) full accelerated vesting of his outstanding equity awards and, to the extent any outstanding equity award is a stock option, such option will remain exercisable until the earlier of the first anniversary of the termination date and the option’s expiration date.

Due to his death
Mr. De Witte’s estate will receive a lump sum cash payment equal to Mr. De Witte’s annual base salary, and a monthly cash payment equal to Mr. De Witte's monthly COBRA premium for family health coverage for up to twelve months after his termination date.

Mr. De Witte’s right to receive the severance payments pursuant to the De Witte Agreement (other than upon his death) is contingent on Mr. De Witte’s execution of a general release of claims against the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. De Witte than receiving the full amount of such payments.
The De Witte Agreement contains non-compete and non-solicitation covenants that extend for up to 18 months following a termination of Mr. De Witte’s employment.
In connection with his appointment, Mr. De Witte also entered into the Company’s standard indemnification agreement, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. De Witte for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer and director of the Company.
On February 27, 2024, Mr. De Witte informed our Board of his intention to retire from his position as President and Chief Executive Officer and director of the Company. To ensure a smooth transition, Mr. De Witte will remain at the Company and continue to serve as President and Chief Executive Officer and as a Board member until the effective date of the Board’s appointment of his successor.
In connection with his retirement and the services Mr. De Witte will provide during the transition period, the Company and Mr. De Witte entered into a letter agreement, dated February 27, 2024 (the “Letter Agreement”), modifying the De Witte Agreement. The Letter Agreement provides that unless earlier terminated pursuant to the terms of the De Witte Agreement, Mr. De Witte’s

52	2024 Proxy Statement

Compensation Discussion and Analysis
employment as President and Chief Executive Officer will terminate on the earlier of January 18, 2025 and the appointment of a new Chief Executive Officer of the Company (the “Transition Date”). Mr. De Witte further agreed that none of (i) the termination of his employment as of the Transition Date, (ii) the appointment of his successor, (iii) the appointment of Stuart Essig, Ph.D. to the role of Executive Chairman of the Board or (iv) the entering into either the Letter Agreement or the Consulting Agreement (as defined below) will constitute a breach of, or Good Reason (as defined in the De Witte Agreement) for purposes of, the De Witte Agreement or any other agreement between him and the Company.
The Company and Mr. De Witte also agreed to enter into a Consulting Agreement to be effective as of the Transition Date (the “Consulting Agreement”). Pursuant to the Consulting Agreement, subject to execution and non-revocation of a customary release of claims against the Company, Mr. De Witte will serve as Senior Advisor to the CEO and provide transition services to the Company from the Transition Date to March 15, 2026 (the “Consulting Period”). Mr. De Witte will be entitled to: (i) a consulting payment equal to his 2024 base salary (pro-rated for any partial service) for the period beginning on the Transition Date and ending on January 18, 2025 (payable in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time), (ii) eligibility for an annual cash bonus opportunity, targeted at 125% of his 2024 base salary, under the Company’s annual bonus program for 2024, subject to the achievement of applicable performance objectives set forth in the Company’s annual bonus program as well as Mr. De Witte’s successful execution of the Company’s 2024 business strategy and, if applicable, contribution to a smooth CEO transition (as determined by the Board in its sole discretion); (iii) continued vesting of outstanding equity awards during Mr. De Witte’s continued service to the Company during the Consulting Period; and (iv) the ability to exercise vested stock options for the lesser of (a) the stated term of the stock options and (b) six months following his cessation of service to the Company under the Consulting Agreement. Mr. De Witte will also be eligible to receive reimbursement of up to $150,000 in relocation expenses. Following the Transition Date, Mr. De Witte, at his sole expense, may continue his current health, dental, and vision insurance coverage for him and his eligible dependents during the Consulting Period, so long as Mr. De Witte elects and maintains eligibility for COBRA continuation coverage.
Change-in-Control Severance Agreements for Other Named Executive Officers
Effective January 1 through December 31, 2023, we adopted a change in control severance program (the “Program”) under which Mses. Anderson and Knight and Messrs. Davis, McBreen, Mosebrook and Schwartz were participants. The Program provides for the payment of severance and other benefits to the executives in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive for “good reason,” in either case, on or within two years following a “change in control” of the Company (each, as defined in the Program), which was the same under the expired change-in-control severance agreement. The Program does not provide for any excise tax gross-ups and has double-trigger cash payments.
In the event of a qualifying termination, the Change-in-Control Severance Agreements provide for:
•A lump sum payment equal to 1.5 times (or 2.0 times in the case of Mses. Knight and Anderson) the sum of the executive’s annual base salary and target bonus;
•A lump sum payment equal to a pro rata portion of the executive’s target annual bonus for the partial fiscal year in which the termination occurs;
•Company-subsidized COBRA premium payments for up to eighteen months following the termination date; and
•Company-paid outplacement services for up to twelve months following the termination date.
The executive’s right to receive the severance payments and benefits described above is subject to his/her delivery and non-revocation of an effective general release of claims in favor of the Company. The Change-in-Control Severance Agreements clarified that to the extent the executive has not yet received his/her annual bonus for his/her prior year’s performance with the Company, the executive shall still receive such annual bonus for prior year performance at the time non-terminated employees receive such annual bonus if such payment is due. In addition, under the Change-in-Control Severance Agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
The Program was renewed effective January 1, 2024 and will expire December 31, 2024 unless renewed again.

2024 Proxy Statement	53

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our 2023 Annual Report on Form 10-K.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Keith Bradley, Ph.D. (Chair)
Jeffrey A. Graves
Renee Lo
The foregoing report of the Compensation Committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

54	2024 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information regarding compensation paid to our current President and Chief Executive Officer, each person serving as our principal financial officer in 2023, and each of our three other most highly compensated executive officers based on total compensation earned during 2023.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation (2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation (3) ($) (i)	Total ($) (j)

Jan De Witte President and Chief Executive Officer and Director	2023	875,467	—	4,125,076	1,375,013	—	—	13,200	6,388,756
	2022	850,000	—	6,500,093	1,000,014	813,450	—	156,356	9,319,913
	2021	58,846	—	—	—	144,384	—	48,543	251,773
Lea Knight [5] Executive Vice President and Chief Financial Officer	2023	295,385	350,000	1,000,000	—	—	—	27,762	1,673,147

Jeffrey Mosebrook[4] Senior Vice President, Finance and Interim PFO	2023	368,050	111,888	760,156	—	—	—	13,200	1,253,294

Robert T. Davis, Jr Executive Vice President, President, Tissue Technologies	2023	515,990	—	670,392	223,439	—	—	13,062	1,422,883
	2022	498,030	—	938,496	212,809	271,000	—	12,200	1,932,535
	2021	487,022	—	875,970	208,551	375,000	—	11,301	1,957,844
Michael J. McBreen Executive Vice President, President, Codman Specialty Surgical	2023	598,077	—	1,789,174	429,701	—	—	13,200	2,830,152
	2022	494,469	—	1,150,884	216,929	274,100	—	12,200	2,148,582
	2021	459,969	—	827,483	197,007	385,000	—	10,908	1,880,367
Eric I. Schwartz Executive Vice President, Chief Legal Officer & Secretary	2023	536,318	—	804,100	268,002	—	—	13,200	1,621,620
	2022	525,000	—	1,912,606	637,500	310,000	—	12,200	3,397,306

Carrie L. Anderson[6] Former Executive Vice President and Chief Financial Officer	2023	64,692	—	—	—	—	—	2,588	67,280
	2022	565,404	—	1,968,080	406,010	—	—	12,200	2,951,694
	2021	518,462	—	1,246,979	328,142	515,000	—	28,081	2,636,663
1.This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant dates in 2023, 2022, and 2021. For a discussion on the assumptions used to estimate the fair value of the stock options, please see Note 10, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-

2024 Proxy Statement	55

Compensation of Executive Officers
K for the year ended December 31, 2023. The grant date fair value of performance stock unit awards is shown in this column at Target, which represents the probable outcome of the performance conditions. The value if the maximum goals are achieved and calculated as of the grant date is $4,125,050 for Mr. De Witte, $670,365 for Mr. Davis, $1,289,103 for Mr. McBreen, $145,287 for Mr. Mosebrook and $804,073 for Mr. Schwartz. Ms. Knight joined the company on June 28, 2023 after the annual equity award in March 2023. Her new hire stock award in the form of a restricted stock award is shown. Effective February 2, 2023, Ms. Anderson resigned from the company, therefore, did not receive an annual equity award in March 2023.
2.The amounts in column (g) reflect cash awards for 2023, 2022 and 2021, as applicable, earned pursuant to the terms of the Performance Incentive Compensation Plan. See “— Compensation Discussion and Analysis — Analysis of 2023 Compensation Decisions, Annual Bonus” for more information. Messrs. Davis and Mosebrook elected to defer a percentage of their 2023 annual bonus paid (to the extent paid) in March 2024 under the Non-Qualified Deferred Compensation Program. Deferral amounts are shown in the Nonqualified Deferred Compensation Table below.
3.The amounts reported in the All Other Compensation column consists of relocation expenses (for Ms. Knight) and 401(k) employer matching contributions (for all NEOs) ). Refer to "Breakdown of All Other Compensation — 2023" table below for detail.
4.Mr. Mosebrook served as our interim Principal Financial Officer from February 2, 2023 to June 28, 2023, until the appointment of Ms. Knight as our Chief Financial Officer. As Mr. Mosebrook was not an NEO for the fiscal years 2022 or 2021, in accordance with SEC disclosure rules, information regarding his compensation in those years is not included.
Mr. Mosebrook's compensation was established in respect of his role throughout the year as our Senior Vice President, Finance and Principal Accounting Officer, therefore he was eligible for a bonus payment consistent with other non-NEO employees at the senior vice president level and the general employee population. His bonus award was $111,888.
5.In consideration of Ms. Knight’s repayment of a cash sign-on received from her prior employer, the Compensation Committee awarded Ms. Knight a one-time payment of $350,000 in June 2023 when she joined the Company.
6.Ms. Anderson resigned from the Company effective February 2, 2023. Ms. Anderson was not eligible for a cash bonus payment to be paid in March 2023.
Breakdown Of All Other Compensation — 2023

Name	Relocation Expenses ($)	401(k) Employer Matching Contribution ($)	Separation Agreement Payment	Total ($)

Jan De Witte	—	13,200		13,200
Lea Knight	20,839	6,923	—	27,762
Jeffrey Mosebrook		13,200		13,200
Robert T. Davis, Jr		13,062		13,062
Michael J. McBreen		13,200		13,200
Eric I. Schwartz		13,200		13,200
Carrie Anderson		2,588		2,588
1.Ms. Knight received a relocation reimbursement of $20,839 which was fully taxable consistent with the Company's relocation policy.

56	2024 Proxy Statement

Compensation of Executive Officers
Grants of Plan-Based Awards
The following table presents information on equity awards granted under the Company’s 2003 Equity Incentive Plan and annual incentive opportunities. Effective February 2, 2023, Ms. Anderson resigned as Chief Financial Officer. She was not eligible for an annual bonus paid in March 2023 for performance year 2022 and she was not eligible for an annual equity award in March 2023.

Name (a)	Award Type	Grant Date (b)	Date of Board or Comp. Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)

Jan De Witte	PSU	3/10/2023	02/13/2023				26,008	52,015	(5)	104,030				2,750,033
	RSU	3/10/2023	02/13/2023								26,008			1,375,043
	Stock Option	3/10/2023	02/13/2023									63,717	52.87	1,375,013
	Cash Bonus	1/1/2023	2/13/2023	486,668	973,335	1,946,670
Lea Knight	PSU	3/10/2023	2/13/2023				—	—		—				—
	RSA	7/3/2023	2/13/2023								24,391			1,000,031
	Stock Option	3/10/2023	2/13/2023									—	—	—
	Cash Bonus	1/1/2023	2/13/2023	108,000	540,000	1,080,000
Jeffery Mosebrook	PSU	3/10/2023	2/13/2023				916	1832	(5)	2,748				96,858
	RSA	3/10/2023	2/13/2023								3,088			163,263
	RSA	7/3/2023	6/3/2023								12,196			500,036
	Cash Bonus	1/1/2023	2/13/2023	26600	133000	266000
Robert T. Davis, Jr.	PSU	3/10/2023	2/13/2023				4,227	8,453	(5)	16,906				446,910
	RSA	3/10/2023	2/13/2023								4,227			223,481
	Stock Option	3/10/2023	2/13/2023									10,354	52.87	223,439
	Cash Bonus	1/1/2023	2/13/2023	63,088	315,440	630,881
Michael J. McBreen	PSU	3/10/2023	02/13/2023				8,128	16,255	(5)	32,510				859,402
	RSA	3/10/2023	02/13/2023								17,586			929,772
	Stock Option	3/10/2023	02/13/2023									19,912	52.87	429,701
	Cash Bonus	1/1/2023	2/13/2023	106,250	531,250	1,062,500
Eric I. Schwartz	PSU	3/10/2023	2/13/2023				5,070	10,139	(5)	20,278				536,049
	RSA	3/10/2023	2/13/2023								5,070			268,051
	Stock Option	3/10/2023	2/13/2023									12,419	52.87	268,002
	Cash Bonus	1/1/2023	2/13/2023	75,668	378,342	756,683
1.The amounts reported in columns (c) through (e) represent potential cash payments pursuant to the Company’s Performance Incentive Compensation Plan. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentage established by the Compensation Committee (for Mr. De Witte as provided in his respective employment agreements). See “— Compensation Discussion and Analysis — Analysis of 2023 Compensation Decisions, Annual Bonus” for more information.
2.The amount shown in this column represents performance stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Analysis of 2023 Compensation Decisions, Equity Grants” for a description of the material terms of these performance stock unit awards.
3.The amounts shown in this column represent RSUs (with respect to awards granted to Mr. De Witte) and shares of restricted stock (with respect to the other NEOs), all of which were granted under the Company’s 2003 Equity Incentive Plan. See “ — Compensation Discussion and Analysis — Analysis of 2023 Compensation Decisions, Equity Grants” for a description of the material terms of these restricted stock and restricted unit awards. For Ms. Knight, her 7/3/2023 restricted stock award includes 750,000 in value that has a 3-year graded vesting for the forfeiture of unvested equity

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Compensation of Executive Officers
and 2023 bonus from her previous employer and 250,000 in value that has a 3-year cliff vest for sign-on attraction. In consideration of his service as our principal financial officer on an interim basis from February 2, 2023 to June 28, 2023 while also maintaining his role as Senior Vice President, Finance and principal accounting officer for the full year, Mr. Mosebrook received a restricted stock award valued at $500,000 with 2-year cliff vesting. His annual equity award included a restricted stock award valued at $163,262 with 3-year ratable vesting.
4.This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock, contract stock/restricted stock units, performance stock units and stock options granted to each NEO in 2023. For restricted stock, contract stock/restricted stock units and performance stock units, fair value is calculated using the closing price of the Company’s common stock on the specific grant date. For stock options, fair value is based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of the assumptions used to estimate fair value, please see Note 9, “Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of performance stock unit awards is shown in this column at Target, which represents the probable outcome of the performance conditions. The value if the maximum goals are achieved and calculated as of the grant date is $4,125,050 for Mr. De Witte, $670,365 for Mr. Davis, $1,289,103 for Mr. McBreen, $145,287 for Mr. Mosebrook and $804,073 for Mr. Schwartz. Ms. Knight joined the company on June 28, 2023 after the annual equity award in March 2023. Her new hire stock award in the form of a restricted stock award is shown. Effective February 2, 2023, Ms. Anderson resigned from the company, therefore, did not receive an annual equity award in March 2023.
5.This grant of performance stock units was made to the executive for his or her 2023 performance. Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% to 150% of the target number of shares of PSUs based on the Company’s achievement of goals relating to the growth in the Company’s annual organic revenue growth over the immediately preceding fiscal year, during each fiscal year of the performance period running from January 1, 2023 through December 31, 2025. See “— Compensation Discussion and Analysis — Analysis of 2023 Compensation Decisions, Equity Grants” for a description.

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Compensation of Executive Officers
Outstanding Equity Awards at Fiscal Year-End
The following table presents information with respect to outstanding equity awards as of December 31, 2023. Ms. Anderson's outstanding equity awards were forfeited on February 2, 2023 upon her termination.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Jan De Witte	10,799	32,400	65.11	3/11/2030
	—	63,717	52.87	3/10/2031	75,047	3,268,297	73,885	3,217,692
Lea Knight	—	—	—	—	24,391	1,062,229	—	—
Jeffrey Mosebrook	2,553	851	43.39	3/13/2028
	2,086	—	55.91	3/13/2027	16,695	727,067	3,659	159,349
Robert T. Davis, Jr.	8,736	—	32.59	3/14/2024
	17,410	—	38.43	12/1/2024
	11,062	—	43.68	3/13/2025
	8,609	—	56.23	3/13/2026
	10,373	—	55.91	3/13/2027
	11,915	3,972	43.39	3/13/2028
	4,616	4,616	68.10	3/12/2029
	2,298	6,895	65.11	3/11/2030
	—	10,354	52.87	3/10/2031	12,068	525,561	16,828	732,859
Michael J. McBreen	4,298	—	56.23	3/13/2026
	5,116	—	55.91	3/13/2027
	7,339	2,447	43.39	3/13/2028
	4,360	4,361	68.10	3/12/2029
	2,342	7,029	65.11	3/11/2030
	—	19,912	52.87	3/10/2031	28,483	1,240,435	24,516	1,067,672
Eric. I. Schwartz	8,845	—	55.91	3/13/2027
	10,792	3,598	43.39	3/13/2028
	3,633	3,634	68.10	3/12/2029
	6,884	20,655	65.11	3/11/2030
	—	12,419	52.87	3/10/2031	12,451	542,241	26,645	1,160,390
Carrie Anderson	—	—	—	—	—	—	—	—
1.Vesting information for each outstanding non-qualified stock option award as of December 31, 2023 for the Named Executive Officers is described in the table below.

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Compensation of Executive Officers
(a)Ms. Knight joined the company on June 28, 2023 so did not receive an annual equity award in March 2023 with outstanding non-qualified stock options, therefore, she has no outstanding non-qualified stock options.
(b)Ms. Anderson's outstanding non-qualified stock options were forfeited on February 2, 2023 upon her termination.

Vesting Date	Exercise Price	Jan De Witte	Lea Knight	Jeffrey Mosebrook	Robert T. Davis Jr.	Michael J. McBreen	Eric I. Schwartz	Carrie Anderson
		Number of Shares Underlying Non-Qualified Stock Option Awards

2024			(a)					(b)
3/13/2024	43.39	—	—	851	3,972	2,447	3,598	—
3/12/2024	68.10	—	—	—	2,308	2,180	1,817	—
3/11/2024	65.11	10,800	—	—	2,298	2,343	6,885	—
3/10/2024	52.87	15,929	—	—	2,588	4,978	3,104	—
2025
3/12/2025	68.10	—	—	—	2,308	2,181	1,817	—
3/11/2025	65.11	10,800	—	—	2,298	2,343	6,885	—
3/10/2025	52.87	15,929	—	—	2,588	4,978	3,105	—
2026
3/11/2026	65.11	10,800	—	—	2,299	2,343	6,885	—
3/10/2026	52.87	15,929	—	—	2,589	4,978	3,105	—
2027
3/10/2027	52.87	15,930	—	—	2,589	4,978	3,105	—
2.The amounts in columns (g) and (h) reflect the number and market values of the outstanding restricted stock awards for Messrs. De Witte, Davis, McBreen, Mosebrook and Schwartz and Ms. Knight as of December 31, 2023. Scheduled vesting of such restricted stock units and restricted stock awards and the number of shares underlying such awards are described in the table below. Ms. Anderson's outstanding restricted stock were forfeited on February 2, 2023 upon her termination.

60	2024 Proxy Statement

Compensation of Executive Officers

Vesting Date	Jan De Witte	Lea Knight	Jeffrey Mosebrook	Robert T. Davis Jr.	Michael J. McBreen	Eric I. Schwartz	Carrie Anderson
		Number of Shares Underlying Outstanding RSUs and RSAs

2024
1/18/2024	9,288	—	—	—	—	—	—
3/12/2024	—	—	452	1,042	984	820	—
3/11/2024	5,120	—	472	5,687	8,780	3231	—
3/10/2024	8,670	—	1,018	1,394	5,803	1673	—
7/3/2024	—	6,036	—	—	—	—	—
11/1/2024	9,814	—	—	—	—	—	—
2025
1/18/2025	9,885	—	—	—	—	—	—
3/11/2025	5,119	—	487	1,112	1,133	3,330	—
3/10/2025	8,669	—	1,019	1,395	5,803	1673	—
7/3/2025	—	6,037	12,196	—	—	—	—
11/1/2025	9,813	—	—	—
2026
3/10/2026	8,669	—	1,051	1,438	5,980	1,724	—
7/3/2026	—	12,318	—	—	—	—	—
3.The amounts in columns (i) and (j) reflect the number and market values of the outstanding performance stock unit awards as of December 31, 2023 for Messrs. De Witte, Davis, McBreen, Mosebrook and Schwartz. Scheduled vesting of all performance stock unit awards and the number of shares underlying such awards, subject to the satisfaction of the performance goals, are described in the table below. Amounts reported for our 2021, 2022 and 2023 awards are calculated based on 2023 performance year achievement at 0% of the target level. Ms. Knight joined the company on June 28, 2023 so did not receive an annual equity award in March 2023 with performance stock unit awards, therefore, she had no outstanding performance share stock awards. Ms. Anderson's outstanding performance stock awards were forfeited on February 2, 2023 upon her termination.

Vesting Date	Jan De Witte	Lea Knight	Jeffrey Mosebrook	Robert T. Davis Jr.	Michael J. McBreen	Eric I. Schwartz	Carrie Anderson
	Number of Shares Underlying Outstanding Performance Stock Awards

2024
3/11/2024	—	—	—	—	—	—	—
3/12/2024	—	—	808	3,721	3,516	2,564	—
3/10/2024	—	—	—	—	—	—	—
2025
3/11/2025	21,870	—	1,019	4,654	4,745	13,942	—
3/10/2025	17,165	—	605	2,789	5,364	3,346	—
2026
3/10/2026	34,850	—	1,227	5,664	10,891	6,793	—

2024 Proxy Statement	61

Compensation of Executive Officers
Option Exercises and Stock Vested
The following table presents information on stock option exercises and stock award vesting during 2023 for Messrs. Davis, McBreen, Mosebrook and Schwartz and Ms. Anderson. Ms. Knight held only outstanding restricted stock awards in 2023.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (2) ($) (e)

Jan De Witte	—	—	33,668	1,641,689
Lea Knight	—	—	—	—
Jeffrey Mosebrook	—	—	2,678	141,393
Robert T. Davis Jr.	1,566	44,393	10,279	542,551
Michael J. McBreen	—	—	10,412	553,520
Eric I. Schwartz	—	—	14,764	779,757
Carrie Anderson	14,390	219,372	—	—
1.The value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the Nasdaq Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.
2.The value realized is the market price of the Company’s common stock as reported by the Nasdaq Global Select Market on the date of vesting, multiplied by the number of shares of common stock underlying the stock awards.

62	2024 Proxy Statement

Compensation of Executive Officers
Nonqualified Deferred Compensation

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Name (a)	$ (b)	($) (c)	($) (d)	($) (e)	($) (f)

Jan De Witte	—	777,801	(151,987)	—	625,814
Robert T. Davis Jr.	108,988	—	100,797	—	787,519
Jeffrey Mosebrook	18,480	—	9,761	—	89,496
Carrie Anderson	—	—	116,076	—	793,295
1.We maintain a nonqualified deferred compensation plan ("NQDC") to provide additional retirement benefits for all employees who meet the IRS annual compensation limit of IRC Section 401(a)(17). Employees may defer up to 75% of base salary and up to 100% of performance based cash bonus on a pre-tax basis. Values shown represent base salary and annual cash bonus amounts that the named executive officers elected to defer in 2023. These amounts represent compensation earned by the named executive officers in 2023 and are also reported in Salary for contributions from base salary and in Non-Equity Incentive Plan Compensation for contributions from annual cash bonus in the Summary Compensation Table above.
2.Amounts represent earnings on the executive’s NQDC balances for the fiscal year. The NQDC provides for investment options generally aligned to those provided in our 401(k) Savings Plan. Deferrals are credited with gains or losses based on the performance of the investment options selected by the employee.
3.Investment elections may not be revoked, changed, or modified except as permitted under the NQDC, and subject to applicable law. No actual investments will be held in the employee’s accounts and employees will at all times remain unsecured creditors of the Company with respect to their account balances.
4.Employees may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death.
5.The amounts reflect the aggregate amounts that were reported as compensation in the appropriate columns of the Summary Compensation Table of this proxy statement and previous proxy statements to the extent that the executive was a NEO for the applicable year: $677,219 for Ms. Anderson and $577,734 for Mr. Davis. Mr. Mosebrook's amounts reflect aggregate amounts that were reported in the appropriate columns of the Summary Compensation Table of this proxy statement. Mr. Mosebrook's was not an NEO in previous proxy statements so his beginning aggregate value is not footnoted. Messrs. De Witte, McBreen and Schwartz and Ms. Knight did not elect to defer compensation included in the Summary Compensation Table and, as such, they are not listed in the table above.
Potential Payments Upon Termination or Change in Control
The following agreements provide for certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control: (i) the De Witte Agreement, and (ii) the Change in Control Severance Agreements, effective January 1, 2023, between the Company and each of Lea Knight, Robert Davis, Jr., Michael McBreen, Jeffrey Mosebrook and Eric Schwartz (the De Witte Agreement and the Change in Control Severance Agreements are collectively referred to in this section as the “Agreements”). This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2023. The last trading day of the fiscal year ended December 29, 2023, the Company’s common stock had a closing sale price on the Nasdaq Global Select Market of $43.55. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time. Unless specified otherwise, the information in this section is based upon the terms of the Agreements. Ms. Anderson, prior to her respective separation from the Company, had been party to a Change in Control Severance Agreement with the Company.
Payments upon Termination by the Company without Cause or by the Executive for Good Reason Outside the Context of a Change in Control
The De Witte Agreement provides for the following severance payments and benefits upon termination of employment by the Company without “Cause” or by Mr. De Witte for “Good Reason” (each as defined in the De Witte Agreement) outside the context of a change in control of the Company (as described more fully in the De Witte Agreement): (i) a cash severance payment equal to 2.0 times his then-current annual base salary payable over the two-year period following such termination in accordance with the Company's customary payroll practices; (ii) a monthly cash payment equal to Mr. De Witte's monthly COBRA premium cost for family health coverage for up to 18 months following such termination; and (iii) full accelerated vesting of the initial equity award.

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Compensation of Executive Officers
None of the unvested equity awards held by Ms. Knight and Messrs. Davis, McBreen, Mosebrook and Schwartz will vest upon such termination. The outstanding unvested equity awards of Ms. Anderson did not vest in connection with her termination, effective February 2, 2023.
Payments upon Termination for Cause or by Executive without Good Reason
The Agreements do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.
Payments Upon Death
Only the De Witte Agreement provides severance payments upon death. If Mr. De Witte dies during the term of his employment, then the Company will pay to his estate a lump sum payment equal to one times his annual base salary. In addition, the Company will pay his eligible beneficiaries the monthly premium for COBRA family health coverage under the Company’s group health plan for a period of one year from the date of his death.
All of Mr. De Witte’s unvested equity awards will vest in the event of death other than his outstanding performance grants, which will remain outstanding and subject to the achievement of the respective performance goals. All of Ms. Knight's and Messrs. Davis’, McBreen’s, Mosebrook's and Mr. Schwartz's unvested equity awards will vest in the event of death other than their respective outstanding performance stock grants, which would remain outstanding and subject to the achievement of the respective performance goals.
Payments Upon Disability
None of the Agreements provide for cash severance payments upon the executive’s termination of employment on account of their disability. In addition, each of the executive officers’ unvested equity awards will vest in the event of such executive officer’s disability in the same manner as they would in the event of death as stated above.
Under the Agreements, disability means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment, which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.
Payments in Connection with a Change in Control
The Agreements provide each of the applicable NEOs with severance payments and benefits upon termination of their employment in connection with or following a change in control.
The De Witte Agreement provides that, if, within 24 months following a change in control, Mr. De Witte’s employment with the Company is terminated by the Company other than for cause, death, or disability, or by Mr. De Witte for good reason within twenty-four months following a change in control, then the Company will pay (i) a lump sum cash payment equal to 2.99 times the sum of Mr. De Witte’s annual base salary and target bonus; (ii) monthly cash payments equal to Mr. De Witte’s monthly COBRA premium cost for up to 18 months following termination; (iii) a lump sum cash payment equal to the pro-rata portion of his annual bonus for the year of termination, determined based on actual performance; and, (iv) full accelerated vesting of outstanding equity awards and, to the extent any outstanding equity award is a stock option, such option will remain exercisable until the earlier of the first anniversary of the termination date and the option’s expiration date.
The Change in Control Severance Agreements for Ms. Knight and Messrs. Davis, McBreen, Mosebrook and Schwartz provide that, if any applicable named executive officer’s employment with the Company is terminated by the Company without cause or by such named executive officer for good reason within twenty-four months following a change in control, then so long as such change of control occurs on or before December 31, 2023, the Company will pay the following to such named executive officer: (i) a lump-sum cash payment equal to a multiple of 1.5 times the sum of the named executive officer’s base salary and target cash bonus, (ii) a lump sum payment equal to a pro rata portion of such named executive officer’s target bonus for the partial fiscal year in which the termination occurs, (iii) the monthly premium for COBRA family coverage under the Company’s group health plan for up to eighteen months after the termination date, and (iv) Company paid outplacement services for up to twelve months following the termination date.

64	2024 Proxy Statement

Compensation of Executive Officers
The Company’s equity plans provide for the acceleration of vesting and/or delivery of all equity compensation awards granted since January 1, 2013 for all of the NEOs, if a change in control occurs and the NEOs incur a qualifying termination on or within twelve months (or on or within twenty-four months pursuant to the De Witte Agreement) following the date of such change in control. For performance stock unit award agreements granted to NEOs, any outstanding shares shall vest if such NEO incurs (i) a qualifying termination or (ii) a termination due to death or disability, in either case, on or following a change of control and prior to or on the last day of the performance period. The NEOs will receive payment of common stock underlying such grants of restricted stock, stock options, and performance stock units in such event. In addition, Mr. De Witte will receive deferred payment of common stock underlying such grants of restricted stock units on the date that represents six months after the date of his termination of employment.
Under the Agreements, subject to the exceptions and further details set forth therein, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.
Under the Change in Control Severance Agreements as well as the equity award agreements for the NEOs, a qualifying termination would be deemed to have occurred for the following reasons: (i) if the Company terminates the individual without cause or (ii) if the individual, who is a party to an employment, severance or applicable award agreement containing the definition of “Good Reason,” terminates his or her employment with the Company for good reason.
Restrictive Covenants and Other Conditions
For each of the Agreements, the foregoing severance benefits are conditioned on each executive’s execution of a mutual release. In addition, for all of the applicable NEOs, such benefits are consideration for the restrictive covenants set forth in their respective Agreements. Specifically, during the term of their employment with the Company and the one-year period thereafter, all of such NEOs generally may not compete against the Company or solicit employees and customers of the Company.
Summary of Potential Payments
The following table summarizes the payments that would be made by the Company to our NEOs upon the events discussed above, assuming their termination of employment with the Company occurred on December 31, 2023 or a change in control of the Company occurred on December 31, 2023, as applicable. Ms. Anderson is not included due to her separation from the Company on February 2, 2023.

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)

Jan De Witte
Cash Severance	$1,769,700	$884,850	$—	$5,555,973
Continued Health & Other Benefits(1)	$38,298	$24,895	$—	$38,298
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants(2)	$—	$3,268,297	$3,268,297	$6,429,853
Fees/Interest(3)	$47,705	$24,004	$—	$147,608
Total	$1,855,703	$4,202,046	$3,268,297	$12,171,732

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Compensation of Executive Officers

Lea Knight
Cash Severance	$—	$—	$—	$2,820,000
Continued Health & Other Benefits(1)	$—	$—	$—	$—
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants	$—	$1,062,228	$1,062,228	$1,062,228
Fees/Interest	$—	$—	$—	$—
Total	$—	$1,062,228	$1,062,228	$3,882,228
Jeffrey Mosebrook
Cash Severance	$—	$—	$—	$902,500
Continued Health & Other Benefits(1)	$—	$—	$—	$33,400
Acceleration of Stock Options	$—	$136	$136	$136
Acceleration of Other Grants	$—	$707,383	$707,383	$860,504
Fees/Interest	$—	$—	$—	$—
Total	$—	$707,519	$707,519	$1,796,540
Robert T. Davis, Jr.
Cash Severance	$—	$—	$—	$1,577,202
Continued Health & Other Benefits(1)	$—	$—	$—	$22,306
Acceleration of Stock Options	$—	$636	$636	$636
Acceleration of Other Grants	$—	$525,561	$525,561	$1,229,591
Fees/Interest	$—	$—	$—	$—
Total	$—	$526,197	$526,197	$2,829,735
Michael J. McBreen
Cash Severance	$—	$—	$—	$2,265,625
Continued Health & Other Benefits(1)	$—	$—	$—	$889
Acceleration of Stock Options	$—	$392	$392	$392
Acceleration of Other Grants	$—	$1,240,435	$1,240,435	$2,279,886
Fees/Interest	$—	$—	$—	$—
Total	$—	$1,240,827	$1,240,827	$4,546,792
Eric I. Schwartz
Cash Severance	$—	$—	$—	$1,756,586
Continued Health & Other Benefits(1)	$—	$—	$—	$38,765
Acceleration of Stock Options	$—	$576	$576	$576
Acceleration of Other Grants	$—	$542,241	$542,241	$1,655,248
Fees/Interest	$—	$—	$—	$—
Total	$—	$542,817	$542,817	$3,451,175
1.The Company will pay Mr. De Witte the monthly premium cost of COBRA family health coverage for up to 18 months following Mr. De Witte’s termination date. The Company will pay Messrs. Davis, McBreen, Mosebrook and Schwartz the difference between the monthly premium cost of COBRA health insurance and such executives’ personal monthly health insurance contributions that were in effect prior to such executives’ termination for up to 18 months following such executives’ termination date.
2.For information on vested and deferred restricted stock units, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.
3.For Mr. De Witte, the amount shown represents the interest on his severance payment (cash severance plus premium cost for health benefits) if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 5.22% compounded monthly.

66	2024 Proxy Statement

Compensation of Executive Officers
Resignation of Ms. Anderson
Effective February 2, 2023, Ms. Anderson resigned as Chief Financial Officer. Pursuant to her Change in Control Severance Agreement, Ms. Anderson did not receive any other payments or benefits in connection with her resignation. Ms. Anderson forfeited all outstanding unvested equity awards on February 2, 2023. She was not eligible for the annual cash bonus payout in March 2023 and annual equity award granted in March 2023.
CEO Pay Ratio Disclosure
As is permitted under the SEC rules, we utilized the same 2022 median employee because there has been no substantive change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure.
The 2022 median employee's compensation was calculated consistently to prior year's compensation. We chose to use as our Consistently Applied Compensation Measure full year actual 2023 base pay earnings, bonus, commission and overtime. We determined that person’s Summary Compensation table total compensation was $83,894, and our CEO's compensation was $6,388,756. The ratio of CEO pay to median worker pay is 76:1.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, our pay ratio disclosure is a reasonable estimate. In addition, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2024 Proxy Statement	67

Compensation of Executive Officers
Pay Versus Performance Disclosure
As described in more detail in the CD&A section of this proxy statement, our executive compensation programs reflect a pay-for-performance philosophy with the majority of the President and CEO and other NEOs total compensation opportunity being "at-risk". We generally seek to incentivize long-term performance and do not specifically align annual performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.
2023 Pay Versus Performance Table
The following table (the "PvP Table") reports the compensation of our Principal Executive Officer ("PEO") and the average compensation of the other Named Executive Officers ("Non-PEO NEOs") as reported in the Summary Compensation Table for the past four fiscal years, as well as their "compensation actually paid," as calculated pursuant to the recently adopted SEC rules and certain performance measures required by the rules. The disclosure in this section is not incorporated by reference to Part III of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. The Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:			Company- Selected Measure
Year[1] (a)	Summary Compensation Table total for PEO (Jan D. De Witte)[1] (b)	Summary Compensation Table total for Former PEO (Peter J. Arduini)[1] (b)	Compensation Actually Paid to PEO (Jan De Witte)[2] (c)	Compensation Actually Paid to Former PEO (Peter J. Arduini)[2] (c)	Average Summary Compensation Table Total for Non-PEO NEOs[1] (d)	Average Compensation Actually Paid to Non-PEO NEOs[2] (e)	Total Shareholder Return[3] (f)	Peer Group Total Shareholder Return[3] (g)	Net Income[4] (millions) (h)	Revenue (millions)[5] (i)

2023	$6,388,756	n/a	$3,054,450	n/a	$1,760,212	$1,195,328	$74.70	$137.80	$67.7	$1,542.6
2022	$9,319,913	n/a	$8,467,260	n/a	$2,971,115	$2,080,890	$96.21	$134.10	$180.6	$1,593.3
2021	$251,773	$9,839,221	$251,773	$12,933,775	$2,503,086	$3,093,831	$114.95	$145.30	$169.1	$1,542.4
2020		$7,740,699		$8,391,087	$1,882,148	$2,197,221	$111.39	$114.41	$133.9	$1,371.9
1.The PEO and Non-PEO NEOs for the applicable years are as follows:
•2023: Mr. De Witte served as PEO and Mses. Knight and Anderson and Messrs. Davis, McBreen, Mosebrook and Schwartz served as Non-PEO NEOs
•2022: Mr. De Witte served as PEO and Ms. Anderson and Messrs. Davis, McBreen, Schwartz and Coleman served as Non-PEO NEOs
•2021: Mr. De Witte and Mr. Peter J. Arduini served as PEO and Ms. Anderson and Messrs. Davis, McBreen and Coleman served as Non-PEO NEOs
•2020: Mr. Arduini served as PEO and Ms. Anderson and Messrs. Davis, McBreen and Coleman served as Non-PEO NEOs

68	2024 Proxy Statement

Compensation of Executive Officers
2.The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid for the PEO and the average of the Non-PEO NEOs:

	2020	2021		2022	2023
Adjustments	Former PEO (Peter J. Arduini)	Current PEO (Jan. D. De Witte)	Former PEO (Peter J. Arduini)	PEO (Jan De Witte)	PEO (Jan De Witte)

Total Compensation reported in SCT	$7,740,699	$251,773	$9,839,221	$9,319,913	$6,388,756
Deduction for Stock and Options Awards reported in SCT	$(6,000,068)		$(7,250,113)	$(7,500,107)	(5,500,089)
Deduction for Change in Pension Value and Nonqualified Deferred Compensation Earnings Value reported in SCT	$—	$—	—	$—	—
Increase by FV of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined at Applicable FY End	$8,875,367	$—	$5,560,371	$6,647,453	$3,775,014
Increase by FV of Awards Granted during Applicable FY that Vested during Applicable FY, Determined at Vesting Date	$—	$—	$2,862,580	$—	$34,449
Increase or Decrease by Change in FV of Outstanding Unvested Prior FY Awards that Remain Unvested at Applicable FY End as Compared to FV as of Prior FY End	$(505,550)	$—	$1,476,527	$—	$(1,412,612)
Increase or Decrease by Change in FV of Prior FY Awards that Vested During the Applicable FY as of vesting date as compared to FV as of Prior FY End	$(1,719,360)	$—	$445,188	$—	$(231,068)
Deduction of FV of Prior FY Awards as of Prior FY End that were forfeited during Applicable FY (N/A)	$—	$—	$—	$—	$—
Increase by amount of dividends paid on unvested awards during applicable FY prior to vesting date (N/A)	$—	$—	—	$—	$—
Increase by incremental fair value of Options/SARs modified during applicable FY (N/A)	$—	$—	$—	$—	$—
Increase by Change in Pension Service Costs (N/A)	$—	$—	—	$—	$—
Increase by Above-Market or Preferential Earnings on Deferred Compensation that is Not Tax-Qualified	$—	$—	$—	$—	$—

2024 Proxy Statement	69

Compensation of Executive Officers

	2020	2021	2022	2023
Adjustments	Average for Other NEOs	Average for Other NEOs	Average for Other NEOs	Average for Other NEOs

Total Compensation reported in SCT	$1,882,148	$2,503,086	$2,971,115	$1,760,212
Deduction for Stock and Options Awards reported in SCT	$(1,128,807)	$(1,477,260)	$(1,859,455)	$(1,188,985)
Deduction for Change in Pension Value and Nonqualified Deferred Compensation Earnings Value reported in SCT	$—	$—	$—
Increase by FV of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined at Applicable FY End	$1,654,501	$1,725,068	$1,402,280	$944,464
Increase by FV of Awards Granted during Applicable FY that Vested during Applicable FY, Determined at Vesting Date	$—	$—	$106,875	$—
Increase or Decrease by Change in FV of Outstanding Unvested Prior FY Awards that Remain Unvested at Applicable FY End as Compared to FV as of Prior FY End	$41,558	$279,824	$(288,653)	$(285,475)
Increase or Decrease by Change in FV of Prior FY Awards that Vested During the Applicable FY as of vesting date as compared to FV as of Prior FY End	$(252,180)	$63,113	$(251,272)	$(34,887)
Deduction of FV of Prior FY Awards as of Prior FY End that were forfeited during Applicable FY (N/A)	$—	$—	$—	$—
Increase by amount of dividends paid on unvested awards during applicable FY prior to vesting date (N/A)	$—	$—	$—	$—
Increase by incremental fair value of Options/SARs modified during applicable FY (N/A)	$—	$—	$—	$—
Increase by Change in Pension Service Costs (N/A)	$—	$—	$—	$—
Increase by Above-Market or Preferential Earnings on Deferred Compensation that is Not Tax-Qualified	$—	$—	$—	$—
3.Reflects cumulative total shareholder return (“TSR”) of the Company and of the S&P 500 Healthcare Equipment & Services Industry Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022 and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
4.This column presents the Company's consolidated net income as reported in our Form 10-K for each covered year.
5.We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022 and 2023. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Revenue for annual bonus pool purposes is defined as reported revenue adjusted for foreign exchange impact against budget and excludes certain transactions such as acquisitions or divestitures if these items were not included in the performance target. See "Appendix A - Reconciliation of Annual Cash Bonus Program Performance Metrics".

70	2024 Proxy Statement

Compensation of Executive Officers
Tabular List of Most Important Financial Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs to the Company’s performance. The measures in this table are not ranked.

Important Financial Performance Measures

Revenue
Adjusted EBITDA
Operating Cash Flow
Annual Organic Revenue Growth
Compensation Actually Paid Versus Company Performance
The following charts provide a clear, visual depiction of the relationships between the compensation actually paid for our PEO and the average compensation actually paid for our Non-PEO NEOs, to aspects of Integra's financial performance.
PEO and Average Non-PEO NEO Compensation Actually Paid vs Company TSR and Peer Group TSR

2024 Proxy Statement	71

Compensation of Executive Officers
PEO and Average Non-PEO NEO Compensation Actually Paid vs GAAP Net Income
PEO and Average Non-PEO NEO Compensation Actually Paid vs Company Selected Measure

72	2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted–Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)

Equity compensation plans approved by stockholders	1,616,798	(2)	50.64	(3)	4,665,186	(4)
Total	1,616,798		50.64		4,665,186
1.Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.
2.Consists of (a) 145,437 shares of common stock underlying unvested Restricted Stock Units, (b) 14,370 shares of common stock underlying vested and deferred Restricted Stock Units, (c) No shares of common stock underlying outstanding unvested contract stock, (d) 289,772 shares of common stock underlying outstanding unvested options, (e) 278,861 shares underlying unvested Performance Stock Units, (f) no shares of common stock underlying vested and deferred Performance Stock Units, (g) no shares of common stock underlying vested and deferred contract stock and (h) 888,358 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a) 145,437 shares of common stock underlying Restricted Stock Units, (b) 14,370 shares of common stock underlying vested and deferred Restricted Stock Units, (c) 278,861 shares of common stock underlying outstanding Performance Stock Units, (d) no shares underlying vested and deferred Performance Stock Units, (e) no shares of common stock underlying contract stock and (f) 1,178,130 shares of common stock underlying outstanding options. Performance Stock Units granted in March 2020 and March 2021 which are vesting in March 2023 are calculated at 88% of target. Performance Stock Units granted in March 2022 which are vesting in March 2023 are calculated at 87.3% of target.
3.Excluding the Restricted Stock Units, Performance Stock Units and contract stock, the weighted average exercise price is $50.64.
4.Consists of 1,941,037 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and, 2,723,355 shares which remain available for issuance under the 2003 Equity Incentive Plan.

2024 Proxy Statement	73

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:
(a)any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
(b)any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
(c)any immediate family member of any of the foregoing persons; or
(d)any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the SEC, the proposed transaction shall be submitted to the Audit Committee for consideration.
The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to, the benefits to the Company, the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person transaction with respect to which such member or any of his immediate family members is the Related Person. The Audit Committee shall approve only those Related Person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.
The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).
Related Person Transactions
The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries is the corporate general partner of Tru St. Partnership LLP, a principal stockholder of the Company. The Company paid $295,515 for rent of this facility for 2023. As of the date of this proxy statement, the Company has paid $73,878.75 for rent of this facility in 2024.

74	2024 Proxy Statement

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2023 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2024. The stockholders will be asked to ratify this appointment at the Annual Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our bylaws. We have traditionally submitted this matter to the stockholders and believe it is good practice to continue to do so.
If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
During fiscal year 2023, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.
The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2023	2022
	(In thousands)

Audit Fees	$3,633	$3,430
Audit-Related Fees	$2	$2
Total Audit and Audit-Related Fees	$3,635	$3,432
Tax Fees	$767	$530
All Other Fees	$56	$9
Total Fees	$4,458	$3,971
The nature of the services provided in each of the categories listed above is described below:
Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, comfort letters, non-recurring audit work, transaction related work, consents and review of documents filed with the Securities and Exchange Commission.
Audit-Related Fees — Consists of services related to accounting consultations in connection with acquisitions and divestitures, consultations concerning financial accounting and reporting standards, and statutory related filing requirements due to tax restructuring projects.
Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses), global restructuring tax consultation services, and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.
All Other Fees — Consists of advisory services, divestiture support services and the licensing of accounting research software.

2024 Proxy Statement	75

Proposal 2
No other fees were incurred to PricewaterhouseCoopers LLP during 2022 or 2023.
The Audit Committee pre-approved all services and fees described above.
Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.
Management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.
The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.
The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Annual Meeting.
Required Vote for Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2024. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

76	2024 Proxy Statement

AUDIT COMMITTEE REPORT
The following report of the Audit Committee is required by the rules of the SEC to be included in this proxy statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, by virtue of any general statement in such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.
The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to the Audit Committee Charter that the Board amended and restated on December 13, 2022, a copy of which is available on the Company’s website.
As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing an opinion as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting process.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting as of December 31, 2023. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the SEC on February 28, 2024.
The Audit Committee of the Board of Directors
CHRISTIAN S. SCHADE (CHAIR)
SHAUNDRA D. CLAY
RAYMOND G. MURPHY

2024 Proxy Statement	77

PROPOSAL 3. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking our stockholders’ vote, as required by Section 14A of the Exchange Act, to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement. As described in the CD&A, our executive compensation programs are carefully designed by the Compensation Committee to attract, retain and motivate our talented executives, with a focus on delivering business results and value to our stockholders and other stakeholders. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals while aligning with stockholders’ interest.
The compensation awarded to our CEO and other NEOs for 2023 recognizes the financial, operational and overall performance of the Company. We encourage stockholders to read the CD&A, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs. The Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to attract, motivate and retain highly skilled and experienced executives. The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement contributes to the Company’s long-term success.
We ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:
“RESOLVED, that compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement is hereby APPROVED by the stockholders of Integra.”
Because the Say-on-Pay vote is advisory, it will not bind the Company, the Compensation Committee or our Board. That said, because we value the opinions of our stockholders, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
With regard to the frequency of future votes on Say-on-Pay, the Board has determined it will submit a Say-on-Pay proposal to our stockholders annually. Therefore, we expect the next stockholder vote to approve the compensation of our named executive officers to occur at the Company’s 2025 annual meeting of stockholders.
Required Vote for Advisory Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required for advisory approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends a vote “FOR” the advisory resolution set forth in this Proposal 3, approving the compensation of our named executive officers, as disclosed in this proxy statement.

78	2024 Proxy Statement

Proposal 4. Approval of an Amendment to the Integra LifeSciences Holdings Corporation Amended and Restated Certificate of Incorporation, as amended, to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware
Article SEVENTH of our Amended and Restated Certificate of Incorporation, as amended (the "Charter"), currently provides for the Company to limit the monetary liability of directors in certain circumstances consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”).
In August 2022, Section 102(b)(7) of the DGCL was amended to authorize exculpation of officers of Delaware corporations. Pursuant to this amendment, Delaware corporations can now exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. The amendment does not allow for the exculpation of officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The amendment does not allow for exculpation of such officers from liability for claims brought by or in the right of the company, such as derivative claims.
The proposed Amendment to our Charter (the "Proposed Amendment") would authorize the exculpation of officers for personal liability for breach of the duty of care in certain actions as permitted by Section 102(b)(7) of the DGCL. Pursuant to Section 102(b)(7) of the DGCL, the Proposed Amendment would only permit the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. In addition, as is currently the case with directors under our Charter, the Proposed Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Article SEVENTH of our Charter currently allows for the exculpation of directors, but does not include language that allows for the exculpation of officers.
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. The Board believes it is important to provide protection from certain liabilities because without such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability. This protection has long been afforded to directors. The Board balanced these considerations with our corporate governance guidelines and determined that it is in the best interests of the Company and its stockholders to amend the current exculpation and liability provisions in Article SEVENTH of our Charter to extend exculpation protection to our officers in addition to our directors.
If our stockholders approve this Proposal No. 4, we expect to file a certificate of amendment with the Delaware Secretary of State to limit the liability of certain officers of the Company as permitted by recent amendments to the DGCL. The general description of the Proposed Amendment set forth above is qualified in its entirety by reference to the full text of the Proposed Amendment as set forth in Appendix B to this Proxy Statement.
Approval of the Proposed Amendment will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have the effect of an against vote on the outcome of this proposal.

2024 Proxy Statement	79

Proposal 4
If this Proposal No. 4 is approved by our stockholders, all other sections of our Charter would be maintained in their current form. The Proposed Amendment would become effective upon the filing of a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware, which we intend to do promptly after the Annual Meeting if this Proposal No. 4 is approved by our stockholders. In the event that the amendment is not approved by our stockholders at the Annual Meeting, the current Charter would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the amendment and without further action by our stockholders, not to proceed with the amendment at any time before it becomes effective.
Required Vote for Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon is required for approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have the effect of a vote against this proposal.

The Board of Directors hereby recommends that stockholders vote "FOR" the approval of an amendment to our Charter to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware.

80	2024 Proxy Statement

Proposal 5. Approval of Amendment No. 1 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan
On March 22, 2024, the Compensation Committee and the Board of Directors, respectively, authorized and approved an amendment to the Integra LifeSciences Fifth Amended and Restated 2003 Equity Incentive Plan (the “Plan”) to (i) increase the number of shares of common stock available for awards under the Plan by 1,900,000 shares (the "Share Increase Amendment") and (ii) remove a provision in the Plan which permits shares withheld for taxes with respect to an award to continue to be available for issuance under the Plan (the "Share Availability Amendment," and, together with the Share Increase Amendment, "Amendment No. 1 to the Plan").
The Plan was initially authorized and approved by the Board in April 2021 and approved by the stockholders in May 2021, with an initial authorization of up to 16,600,000 shares of common stock reserved under the Plan. We are seeking stockholder approval to amend the Plan to increase the number of shares of our common stock available for issuance under the Plan by 1,900,000 shares so the Company can continue to provide equity-based compensation as approved by the Compensation Committee.
If our shareholders do not approve Amendment No. 1 to the Plan, then the 1,900,000 additional shares requested will not become available for issuance under the Plan, the Share Availability Amendment will not become operative and the Plan will remain in effect in accordance with its terms and will continue to be administered in its current form until such time as the shares available for issuance thereunder have been depleted (or its expiration, whichever occurs first). Based on historical and current grant practices, we anticipate that there will not be sufficient shares available under the Plan for continued equity awards to our employees and non-employee directors over the next few years if our stockholders do not approve Amendment No. 1 to the Plan. This would place us at a severe competitive disadvantage by severely restricting our ability to offer equity incentives to motivate, attract, and retain our employees. We also could be forced to replace equity incentive awards with cash compensation, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards, would reduce resources available to meet our business needs, and may potentially lead to increased indebtedness or loss of needed financial flexibility. In such event, the Compensation Committee will be required to revise its compensation philosophy and will need to consider whether to adopt alternative compensation arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the Stock Plan is reasonable, appropriate, and in the best interests of our stockholders.
Reasons for the Plan Amendments
We are seeking stockholder approval of Amendment No. 1 to the Plan to (i) increase the number of shares of common stock issuable pursuant to the Plan by 1,900,000 shares and (ii) remove a provision in the Plan which permits shares withheld for taxes with respect to an award to continue to be available for issuance under the Plan. As of March 13, 2024, there were 1,697,176 shares remaining available for issuance under future awards to be made under the Plan. As noted above, if our shareholders do not approve Amendment No. 1 to the Plan, we anticipate that there will not be sufficient shares available under the Plan for continued equity awards to our employees and non-employee directors over the next few years. This would result in the loss of an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to Amendment No. 1 to the Plan, our Board and the Compensation Committee worked with management and an independent compensation consultant to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available under the Plan, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive medical devices marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders.

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We anticipate the additional shares requested under Amendment No. 1 to the Plan, plus the remaining shares that are available for issuance under the Plan, to be sufficient for a period of two to three years, with an anticipated annual run rate of approximately 1%, assuming we continue to grant awards consistent with our current practices and historical run rate.
The Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under the Plan also serves the important function of aligning the interests of participants with those of our stockholders and focusing such participants on the long-term growth of the Company.
Historical Run Rate, Proposed Share Reserve and Impact on Dilution
Our Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. In addition, the Plan includes provisions designed to be less dilutive to stockholders. As described further below, the Plan does not contain an “evergreen” provision, so the number of shares available for issuance under the Plan does not automatically increase each year.
Further to our commitment to balance our philosophy of closely aligning compensation with stockholder interests by utilizing long-term value creation with the exercise of deploying equity responsibly, the Compensation Committee carefully monitors our annual net run rate, total dilution, and stock-based compensation expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, and retain our employees. Our compensation philosophy for equity incentive awards links the interests of employees with those of our stockholders and motivates our employees to act as owners of the business.
Although equity incentive awards are an important part of our pay-for-performance compensation program, the Board and the Compensation Committee are mindful of their responsibility to our stockholders to exercise judgment in granting equity-based awards. We review a number of metrics to assess the cumulative impact of our equity compensation programs, including run rate and overhang.
Run rate measures our usage of shares from our equity incentive plans as a percentage of our outstanding common stock. Overhang measures the potential dilution to which our existing stockholders are exposed due to outstanding equity awards.
The following table sets forth information regarding historical awards granted and earned for each of the last three fiscal years:

Year	Options Granted	RSAs	RSUs/ PSUs Granted(1)	Weighted Average Common Shares Outstanding	Run Rate(2)	Overhang(3)

2023	151,000	411,000	229,000	80,089,000	0.99%	6.1%
2022	146,000	334,000	245,000	82,997,000	0.87%
2021	150,000	242,000	223,000	84,698,000	0.73%
1.The number of PSUs included above represents a number in respect of PSUs granted under the Plan assuming the target performance for the three-year performance period applicable to the award has been achieved. For each year shown above, the breakout of PSUs is 161,000 in 2023, 131, 000 in 2022 and 176,000 in 2021.
2.Run rate represents (i) the sum of stock options, restricted stock, RSUs and PSUs granted divided by (ii) the basic weighted average common shares outstanding for the applicable fiscal year.
3.Overhang represents (i) Total Plan Shares divided by (ii) the common shares outstanding, where Total Plan Shares equals the sum of the number of shares available for future grants under the Plan (excluding shares reserved under the Amendment), and the number of stock options, restricted stock, RSUs and PSUs outstanding.

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The three-year average run rate for the fiscal years 2021 through 2023 period was 0.86%.
There were 1,501,797 full-value awards outstanding including PSUs at target value and 1,327,555 stock options outstanding with a weighted average price of $48.89. and weighted average remaining term of 4.48 years as of March 13, 2024.
If approved, the issuance of shares to be reserved under Amendment No. 1 to the Plan would increase the overhang by approximately 2.4% of common shares outstanding (determined as of March 13, 2024), and a total overhang (including outstanding awards and shares available for future grants under the Plan) at March 13, 2024 would be approximately 8.3%.
The Compensation Committee determined the size of the reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and conducted an assessment of the magnitude of a share reserve increase that our stockholders would likely find acceptable. As noted above, we anticipate that if our request to increase the share reserve is approved by our stockholders, it will provide us with enough shares for equity awards for approximately two years. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the mix of options and full-value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
Description of Amendment No. 1 to the Plan
Amendment No. 1 to the Plan is set forth in Appendix C to this Proxy Statement. The full text of the Plan (prior to Amendment No. 1 to the Plan described in this Proposal No. 5) is set forth in Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on May 18, 2021.
The following is a summary of the principal features of the Plan. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan.
Administration
The Compensation Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, the acceleration or waiver of any vesting restriction, and the authority to delegate such administrative responsibilities.
The Compensation Committee may delegate to a committee of one or more of our directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act. Pursuant to this provision, our Compensation Committee’s current practice is to delegate to our Chief Executive Officer the authority to determine and make most of the individual grants to our employees who are not subject to Section 16 of the Exchange Act within guidelines approved by the Compensation Committee. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more members of the Board, each of whom is a non-employee director, and an “independent director” under the rules of Nasdaq (or other principal securities market on which shares of our common stock are traded).
Eligibility
Officers, executives, managerial and non-managerial employees of the Company, a parent or subsidiary corporation (referred to herein as a “Related Corporation”) or an affiliate as well as non-employee directors, consultants and other service providers to the Company, a Related Corporation or an affiliate are eligible to participate in the Plan. Only eligible employees of the Company or a Related Corporation may receive Incentive Stock Options ("ISOs") under the Plan. Other types of awards may be granted to all eligible individuals.
As of the date of this Proxy Statement, approximately 1,900 employees and 7 non-employee directors (but no consultants) are eligible to receive equity awards under the Plan.

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Limitation on Awards and Shares Available for Issuance
The total number of shares of common stock that may be issued or awarded under the Plan is 16,600,000 shares. If this Proposal 5 is approved by our stockholders, then an additional 1,900,000 shares will be available for issuance under the Plan (for a total of 18,500,000 shares), and the maximum number of shares of common stock that may be granted as ISOs will be 18,500,000 shares. If any award is forfeited, expires or otherwise terminates without having been exercised in full, or if any award payable in cash or shares of common stock is paid in cash rather than shares, or if any shares are withheld for the payment of taxes with respect to an award, the number of shares of common stock as to which such award was not exercised or for which cash was paid or that were withheld, as applicable, will continue to be available for future awards under the Plan. If approved by our stockholders, any future withholding of shares for the payment of taxes will no longer be available for issuance under the Plan, pursuant to the terms of the Share Availability Amendment.
In addition, the aggregate fair market value (determined at the time of grant) of shares of common stock with respect to which any ISOs are exercisable for the first time by any participant during a calendar year (under the Plan and under any other stock option plan of the Company or a Related Corporation (as defined in the Plan)) may not exceed $100,000. The shares of common stock issued under the Plan may be authorized but unissued shares, treasury shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.
The Plan provides that no employee may be granted awards under the Plan for more than 2,000,000 shares in the aggregate during any calendar year.
Types of Awards
Awards under the Plan may be made in the form of stock options, stock appreciation rights, restricted stock, performance stock, contract stock, dividends and dividend equivalent rights, stock payments and other incentive awards, whether singly or in combination with any other form of award. The terms of all awards made under the Plan will be determined by the Compensation Committee and will be stated in an award agreement.
Stock Options. The Plan permits the Compensation Committee to grant options that qualify as ISOs under the Code and stock options that do not so qualify (“nonqualified stock options” or “NQSOs”). An option gives the holder the right to purchase common stock in the future at an exercise price that is set on the date of grant. The per share exercise price of options granted under the Plan may not be less than the fair market value of a share of common stock on the date of grant (or, if greater, the par value per share). No ISO may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant (or, if greater, 110% of the par value per share). Notwithstanding whether an option is designated as an ISO, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.
Payment of the exercise price of an option may be made (i) in cash or by check (acceptable to the Compensation Committee), bank draft or money order payable to the order of the Company, (ii) in shares of common stock previously acquired by the participant, subject to certain limitations under the Plan to avoid negative accounting consequences, (iii) by delivery of a notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option, or (iv) by any combination of the above. In addition to these methods, the Plan provides that, to the extent that the applicable award agreement so provides or the Compensation Committee otherwise determines, payment of the option exercise price may be made in shares of common stock issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO.
Stock options may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant. However, in the case of an ISO granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.
Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash, shares of common stock or a combination thereof (as determined by the Compensation Committee), measured by the increase since the date of grant in the value of the shares covered by such right.

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The exercise price of a stock appreciation right granted under the Plan may not be less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant (or, if greater, the par value per share).
Stock appreciation rights may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant.
Restricted Stock. The Compensation Committee may grant shares of common stock to participants either with or without any required payment by the participant, subject to such restrictions as the Compensation Committee may determine. Any such issuances of restricted stock under the Plan without any required payment by the participant are limited to the extent permitted by applicable law.
Performance Stock. The Compensation Committee may grant awards entitling a participant to receive shares of common stock without payment provided certain performance criteria are met. The business criteria selected by the Compensation Committee may be expressed in absolute terms or relative to the performance of other companies or an index. In determining the performance criteria applicable to a grant of performance stock, the Compensation Committee may use one or more of the following criteria (the “Performance Criteria”):

•return on assets;	•return on net assets;	•asset turnover;
•return on equity;	•return on capital;	•working capital;
•market price appreciation of shares;	•price per share;	• economic value or economic value added;
•total stockholder return;	•EBITDA;	•adjusted EBITDA;
•revenue (including gross revenue or net revenue);	•revenue growth;	•net income;
•adjusted net income;	•pre-tax income;	•profitability;
•gross or net profit;	•profitability growth;	•operating profit;
•earnings per share;	•adjusted earnings per share;	•operating earnings;
•operating profit margin;	•net income margin;	•gross or net sales;
•return on sales;	•sales margin;	•cash flow;
•free cash flow;	•operating cash flow;	•year-end cash;
•market share;	•asset turnover;	•inventory turnover;
•sales growth;	•cost improvements;	•cost or expenses;
•regulatory body approval for commercialization of a product;	•research and development activities;	•implementation of critical projects;
•capacity utilization;	•mergers and acquisitions integration;	•financial and other capital-raising transactions;
•increase in customer base;	•customer retention;	•customer satisfaction and/or growth;
•employee satisfaction;	•recruiting/maintaining personnel;	•environmental health and safety;
•diversity; and	•quality.
Contract Stock. The Compensation Committee may grant awards that entitle participants to receive shares of common stock, at a future date specified in the award.
Dividends; Dividend Equivalent Rights. The Compensation Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would have been payable on any or all shares of common stock subject to another award granted to the participant had such shares been outstanding. However, under the Plan, dividends or dividend equivalents may not be granted to participants in connection with grants of options or stock appreciation rights, and except to the extent otherwise provided in awards granted on or prior to April 1, 2009, dividends and dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the applicable vesting conditions are subsequently satisfied and the award vests. Dividends and dividend equivalents payable with respect to the portion of an award that does not vest will be forfeited.
Stock Payments. The Compensation Committee may grant awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

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Other Incentive Awards. The Compensation Committee may grant awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.
Adjustments
The Plan prohibits the Compensation Committee, without shareholder approval, from reducing the exercise price of any option or stock appreciation right or canceling any option or stock appreciation right in exchange for cash, another award or options or stock appreciation rights with an exercise price per share that is less than the exercise price of the original option or stock appreciation right.
If there is any stock split, reverse split, stock dividend, or similar change in the capitalization of the Company, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the maximum number of shares that may be delivered under the Plan, (ii) the maximum number of shares with respect to which awards may be granted to any participant under the Plan and (iii) the number of shares issuable upon the exercise or vesting of outstanding awards under the Plan (as well as the exercise price per share under outstanding options or stock appreciation rights). However, no adjustment can be made to an award that would cause the award to fail to comply with Section 409A of the Code.
Effect of Certain Corporate Transactions
In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the Plan provides that each outstanding award will be assumed by the surviving or successor entity, provided that in the event of a proposed corporate transaction, the Compensation Committee may terminate all or a portion of any outstanding award and give each participant the right to exercise such award, or arrange to have such surviving or acquiring entity or affiliate grant a replacement award, subject to certain conditions.
Upon a change in control, all outstanding options and all outstanding equity awards granted under the Plan prior to January 1, 2013 will generally become vested, exercisable and payable, as applicable. With respect to awards granted on or after January 1, 2013, in the event that a change in control occurs and the participant incurs a qualifying termination on or within twelve months following the date of such change in control, each outstanding award held by a participant, other than any award subject to performance vesting, will become fully vested (and, as applicable, exercisable) upon such qualifying termination.
Vesting of Options, Stock Appreciation Rights and Restricted Stock in the event of Death or Disability
Except as otherwise determined by the Compensation Committee, in the event of a participant’s death or disability, a participant’s restricted stock granted on or after May 17, 2012, stock options and stock appreciation rights (other than such awards granted to participants in France) will accelerate and vest in full.
Transferability, Clawback
With limited exceptions, including the laws of descent and distribution, awards under the Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. The Company currently maintains the Integra LifeSciences Holdings Corporation Incentive Compensation Recovery Policy, which was filed as Exhibit 97.1 to the Company Annual Report on Form 10-K for the year ended December 31, 2023 and the Integra LifeSciences Holdings Corporation Clawback Policy which was adopted by our Board in December 2012.
Director Compensation Limit
The Plan limits the aggregate value of cash or other compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year to $750,000.
Termination or Amendment
Our Board may amend, suspend or terminate the Plan at any time and for any reason, provided that any amendment will be subject to stockholder approval to the extent required by the Nasdaq rules or Section 422 of the Code with respect to incentive stock options. In

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addition, any amendment to the Plan may not materially and adversely affect the rights of the existing participants under the Plan. No award will be made that is conditioned upon stockholder approval of any amendment to the Plan.
The Plan will terminate on April 1, 2031 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board.
Tax Withholding
In general, the Compensation Committee, in its discretion, may permit or require the participant to satisfy the Federal, state and/or local withholding tax in whole or in part in cash or by having the Company withhold shares otherwise issuable under an award or by remitting already owned shares; provided, however, that the number of shares withheld will have a fair market value on the date of withholding no greater than the aggregate amount of such withholding tax based on the maximum individual statutory withholding requirements for the applicable jurisdiction. The Plan provides that the Compensation Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award, subject to the requirements of Section 409A of the Code.
New Plan Benefits
No awards have been granted pending stockholder approval and as benefits under the Plan will depend on the Compensation Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers, directors and other employees if the proposed Amendment No. 1 to the Plan is approved by the stockholders.
Prior Grants Under the Plan
Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan. The following table sets forth summary information concerning the number of shares of our common stock subject to option grants, restricted stock grants and performance share grants made under the Plan to our named executive officers, directors and employees as of March 13, 2024. The price per share of our common stock as of such date was $35.78.

Name	Shares of Restricted Stock	Shares Underlying Restricted Stock Units	Performance Stock Units(1)	Shares of Common Stock Underlying Stock Options

Named Executive Officers
Carrie Anderson(2)
Robert T. Davis, Jr.	24,228		26,062	107,083
Jan De Witte (3)		93,383	156,713	202,580
Lea Knight	44,496		23,644	27,308
Michael McBreen	33,419		45,439	85,430
Jeffrey Mosebrook	18,163		6,261	5,490
Eric I. Schwartz	22,755		39,571	88,350
Director Nominees
Keith Bradley, Ph.D.	5,302
Shaundra D. Clay	4,486
Stuart M. Essig, Ph.D. (4)	5,505
Jeffrey A. Graves, Ph.D.	2,216
Barbara B. Hill	6,117

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Name	Shares of Restricted Stock	Shares Underlying Restricted Stock Units	Performance Stock Units(1)	Shares of Common Stock Underlying Stock Options

Renee W. Lo	4,486
Raymond G. Murphy	4,486
Christian S. Schade	4,486
All current executive officers as a group (9 persons)	174,357	131,450	326,132	549,519
All current non-employee directors as a group (7 persons)	31,579			183,290
All employees, including current officers who are not executive officers, as a group	607,961	75,473	154,845	94,715
1.Includes performance share units. The amounts shown above reflects shares earned with respect to completed performance periods, and target awards granted with respect to ongoing performance periods.
2.Effective February 2, 2023, Ms. Anderson resigned as our Chief Financial Officer.
3.Mr. De Witte is also a director nominee.
4.Dr. Essig is also an executive officer.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. Under the Code, the grant of a nonqualified stock option is generally not taxable to the participant. On exercise of a nonqualified stock option granted under the Plan, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the participant’s holding period for those shares will begin on that date. Upon a participant’s sale of shares acquired pursuant to the exercise of a nonqualified stock option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss.
If a participant pays for shares of stock on exercise of an option by delivering shares of common stock, the participant will not recognize gain or loss on the shares delivered, even if the fair market value of such shares differs from the participant’s tax basis in such shares. The participant, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. The tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The participant’s tax basis and holding period for any shares received in excess of the number of shares delivered by the participant will be the same as if the participant had exercised the option solely in exchange for cash.
Upon a participant’s exercise of a nonqualified stock option, the Company or the applicable subsidiary will generally be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount recognized as ordinary income to the participant, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, and provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

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Incentive Stock Options. If an optionee is granted a nonqualified stock option under the Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); performance stock awards, contract stock awards, dividend equivalents, stock payments, and other incentive awards are generally subject to tax at the time of payment.
Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Certain types of awards under the Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Plan and awards granted under the Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Required Vote for Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required for approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
If our stockholders do not approve this proposal, the proposed additional shares will not become available for issuance under the Plan, the Share Availability Amendment will not become operative and the number of shares authorized for issuance under under the Plan shall remain 16,600,000.

The Board of Directors hereby recommends a vote “FOR” the approval of Amendment No. 1 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan.

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PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of common stock as of February 29, 2024 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the SEC; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Owned(1)		Right to Acquire(2)	Total		Percent of Class(3)

Carrie L. Anderson	57,811	(4)	—	57,811	(4)	*
Keith Bradley, Ph.D.	61,479		—	61,479		*
Shaundra D. Clay	13,227		—	13,227		*
Robert T. Davis, Jr.	45,784		89,906	135,690		*
Jan De Witte	18,350		37,528	55,878		*
Stuart M. Essig, Ph.D.	1,686,958	(5)	—	1,686,958	(5)	2.16%
Jeffrey A. Graves, Ph.D.	2,216		—	2,216		*
Barbara B. Hill	88,463		—	88,463		*
Lea Knight	24,391		—	24,391		*
Renee W. Lo	7,455		—	7,455		*
Michael McBreen	42,452		38,919	81,371		*
Jeffrey Mosebrook	23,458		6,298	29,756		*
Raymond G. Murphy	74,072	(6)	—	74,072	(6)	*
Christian S. Schade	54,807		—	54,807		*
Eric I. Schwartz	48,336		48,122	96,458		*
All directors, nominees for director and executive officers as a group (16 persons)	2,205,481		222,962	2,428,443		3.10%
Tru St Partnership LP and Provco Leasing Corporation 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085	8,515,930	(7)	—	8,515,930	(7)	10.89%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	7,012,793	(8)	—	7,012,793	(8)	8.97%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,641,845	(9)	—	6,641,845	(9)	8.49%
Morgan Stanley 1585 Broadway New York, NY 10036	4,636,346	(10)	—	4,636,346	(10)	5.93%
Capital Research Global Investors 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	4,297,326	(11)	—	4,297,326	(11)	5.49%
*Represents beneficial ownership of less than 1%.
1.Excludes shares of common stock that may be acquired through stock option exercises, restricted stock units or performance stock units.

90	2024 Proxy Statement

Principal Stockholders
2.Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 29, 2024 upon (i) the exercise of an option or other convertible security as well as (ii) the vesting of performance stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.
3.Applicable percentage ownership as of February 29, 2024 is based upon 78,219,780 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares.
4.Ms. Anderson resigned, effective as of February 2, 2023. Ms. Anderson’s beneficial ownership information is based on information contained in the last Form 4 filed by Ms. Anderson with the SEC prior to her resignation.
5.Includes 152,397 shares held in GRAT D, 400,000 shares held in GRAT E, and 534,629 shares of common stock held in a Trust for which Dr. Essig’s spouse is a trustee.
6.Includes 28,761 shares of common stock held by Mr. Murphy’s spouse in a revocable trust of which his spouse is trustee. Mr. Murphy disclaims beneficial ownership of these shares of common stock.
7.Tru St Partnership LP (“Tru St”) may be deemed the beneficial owner of 8,515,930 shares of common stock. Provco Leasing Corporation (“Provco Leasing”) was the corporate general partner of Tru St as of December 31, 2022. Provco, LLC became the general partner of Tru St as of January 1, 2023. Provco Leasing was, as of December 31, 2022, the beneficial owner of 0 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Tru St with the SEC on February 14, 2023.
8.The Vanguard Group may be deemed the beneficial owner of 7,012,793 shares of common stock, consisting of shared voting power with respect to 29,460 of these shares and shared dispositive power with respect to 106,905 of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.
9.BlackRock, Inc. has sole voting power of 6,462,723 shares of the total 6,641,845 shares of common stock of which BlackRock, Inc. may be deemed the beneficial owner. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024.
10.Morgan Stanley may be deemed the beneficial owner of 4,634,346 shares of common stock, consisting of shared voting power with respect to 4,179,022 of these shares and shared dispositive power with respect to 4,581,899 of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Morgan Stanley with the SEC on February 9, 2024.
11.Capital Research Global Investors ("CRGI") is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities"). CRGI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital Research Global Investors." CRGI has sole voting power and sole dispositive power with respect to all of the shares beneficially owned by CRGI. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by CRGI with the SEC on February 9, 2024.

2024 Proxy Statement	91

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.
Based solely upon a review of SEC filings, all Covered Persons complied with these reporting requirements during 2023.
General Information about the Annual Meeting and Voting
Purpose of the Annual Meeting
The Company is making this proxy statement and other Annual Meeting materials available to you because the Board is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on May 9, 2024 at 9:00 a.m., Eastern Time, at our offices, 1100 Campus Road, Princeton, New Jersey 08540, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 1100 Campus Road, Princeton, NJ 08540. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2024. The proxy statement and 2023 annual report are available on our internet site at http://investor.integralife.com/financials.cfm
Proposals and Voting Recommendation of Our Board
The following table summarizes each proposal, the Board's voting recommendation for each proposal and the vote required for each proposal to pass:

Proposal	Board Recommendation	Page

1.To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR	7	Majority of votes cast for each director
	each nominee
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2024.	FOR	75	Majority of shares present and entitled to vote thereon
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	78	Majority of shares present and entitled to vote thereon
4.To approve an amendment to the Integra LifeSciences Holdings Corporation Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware.	FOR	79	Majority of shares outstanding and entitled to vote thereon
5.To approve Amendment No. 1 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan	FOR	81	Majority of shares present and entitled to vote thereon

92	2024 Proxy Statement

General Information About the Annual Meeting
For purposes of the foregoing table, "majority of shares present and entitled to vote thereon" means the majority of shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon.
Other than as set out in this proxy statement, the Board knows of no other matter to be presented at the Annual Meeting. If any matters are presented at the Annual Meeting other than the individuals named on the proxy card will vote on them using their best judgment. Your signed proxy card, or internet or telephone vote, provides this authority. Under our Bylaws, notice of any matter (including director nominations outside of our proxy access process) to be presented by a stockholder for a vote at the Annual Meeting must have been received by February 12, 2024, and must have been accompanied by certain information about the stockholder presenting it.
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the conclusion of the Annual Meeting.
Record Date
Our Board has fixed the close of business on March 11, 2024 as the record date (the "Record Date"). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A stockholder of record is a person or entity who held shares on the record date registered in the stockholder's name on the records of Equiniti Trust Company, LLC, Integra’s stock transfer agent. Persons who held shares on the record date through a broker, bank, or other nominee are referred to as beneficial owners.
As of the Record Date, 78,602,240 shares of our common stock were outstanding.
General Information Regarding Voting and Revocability of Proxies
Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting.
Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our Meeting, the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2024 fiscal year (“Proposal 2”). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
If we fail to obtain a quorum for the Annual Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Annual Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Annual Meeting to obtain additional proxies or votes with respect to such proposal.

2024 Proxy Statement	93

General Information About the Annual Meeting
The Board is soliciting the enclosed proxy for use in connection with the Annual Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Annual Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with any instructions indicated on such proxies. For Proposals 1, 2, 3, 4 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
How to Vote in Advance or at the Annual Meeting
You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

By Internet
If you have internet access you may submit your proxy by following the voting instructions on the proxy card. If you vote by Internet, you should not return your proxy card.
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on May 8, 2024.

By Mail
You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
By Telephone You may vote by proxy via telephone by calling the toll-free number found on the proxy card.
In Person
You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares.
Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the Annual Meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be delivered in a timely manner prior to the Annual Meeting to: Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm

94	2024 Proxy Statement

General Information About the Annual Meeting
or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.
OTHER MATTERS
Expenses of Solicitation
We will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $10,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of our common stock.
Stockholder Proposals
Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8
Any stockholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act at Integra’s Annual Meeting of Stockholders to be held in 2025, and who wishes to have a proposal included in Integra’s proxy statement for that meeting, must deliver the proposal to the Corporate Secretary. All proposals must be received by the Corporate Secretary no later than December 5, 2024 and must satisfy the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a-8 to be brought before the Annual Meeting.
To be eligible for consideration at the Annual Meeting of Stockholders to be held in 2025, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the procedures specified in our Bylaws. These procedures require, among other things, that any such proposal or nomination be received by the Corporate Secretary between close of business on January 9, 2025 and February 7, 2025; provided, however, if the date of the 2025 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after May 9, 2025, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to the 2025 Annual Meeting of Stockholders or, if later, the tenth (10th) day following the day on which public disclosure of the date of the 2025 Annual Meeting of Stockholders is first made by us). This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Further, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act must be received by the Corporate Secretary at our principal executive offices no later than March 10, 2025, except that, if the date of the 2025 Annual Meeting of Stockholders changes by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by us. The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws.
All submissions to, or requests of, the Corporate Secretary should be made to Integra’s principal executive offices at 1100 Campus Road, Princeton, New Jersey 08540.

2024 Proxy Statement	95

Other Matters
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. The Company may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of its stockholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for the Company. In order to take advantage of this opportunity, the company has delivered only one proxy statement and annual report to multiple stockholders who share an address unless Integra has received contrary instructions from one or more of the stockholders. Integra will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.
If you are a registered stockholder residing at an address with other registered stockholders, you will receive only one copy of the proxy statement or annual report unless you indicate otherwise. If you wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial holder, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.
Availability of Supplemental Documents
A copy of the Company’s 2023 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are accessible via our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” We intend to post any amendment or waiver to our Code of Conduct on our website within the time period required by the SEC.
The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2023 as filed with the SEC on February 28, 2024. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this proxy statement.
By order of the Board of Directors,

Eric Ian Schwartz
Executive Vice President, Chief Legal Officer and Secretary
Princeton, New Jersey
April ____, 2024

96	2024 Proxy Statement

Appendix A
APPENDIX A
Non-GAAP Financial Measures
This proxy statement contains financial measures, including organic revenues, organic revenues excluding Boston, and adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), each of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. The presentation of non-GAAP financial measures in this proxy statement are critical for evaluating and understanding both our business performance and our executive compensation plans.
Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Organic revenues excluding Boston consist of total revenues, excluding (i) the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and (ii) revenues associated with Boston produced products including sales reported prior to the recall and the impact of sales return provisions recorded. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) Boston Recall charges; (v) intangible asset amortization expense; and (vi) income tax impact from adjustments.
Integra's management believes that non-GAAP financial measures provide information useful to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses non-GAAP financial measures in the form of organic revenues, adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion when evaluating operating performance because we believe that the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's divestiture, acquisition, integration, and restructuring activities, for which the amounts are non-cash in nature, or for which the amounts are not expected to recur at the same magnitude, provides a supplemental measure of our operating results that facilitates comparability of our financial condition and operating performance from period to period, against our business model objectives, and against other companies in our industry. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP principles, and investors are cautioned that Integra may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.
Reconciliation of GAAP Total Revenues to Organic Revenues and Organic Revenues Excluding Boston

	Twelve Months Ended December 31,
(in thousands)	2023	2022	Change

GAAP Total Reported Revenues	1,541,573	1,557,666	(1.0)%
Non-GAAP Adjustments
Impact of changes in currency exchange rates	6,817	—	—
Less contribution of revenues from acquisitions	(9,753)	—	—
Less contribution of revenues from divested products	(245)	(18,063)	—
Less contribution of revenues from discontinued products	(6,604)	(7,876)	—
Subtotal of non-GAAP adjustments	$(9,785)	$(25,939)	—
Total Organic Revenues(1)	$1,531,788	$1,531,727	—%
Boston Recall revenue impact	(2,759)	(83,077)
Total Organic Revenues excluding Boston	1,529,029	1,448,650
1.Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

2024 Proxy Statement	A-1

Appendix A
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Twelve Months Ended December 31,
(in millions)	2023	2022

GAAP net income	$67.7	$180.6
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	$122.6	$118.2
Other (income), net	$(2.9)	$(7.8)
Interest expense, net	$34.2	$37.7
Income tax expense (benefit)	$13.3	$33.3
Structural optimization charges	$23.0	$23.0
EU Medical Device Regulation charges	$46.6	$45.1
Boston Recall	$40.0	$—
Acquisition, divestiture and integration-related charges (1)	$25.2	$(18.8)
Total of non-GAAP adjustments	$302.0	$230.7
Adjusted EBITDA	$369.7	$411.3
1.Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics, ACell, SIA acquisitions and the divestiture of Extremity Orthopedics and TWC. Also includes banking, legal, consulting, systems, and other expenses.
Reconciliation of Annual Cash Bonus Program Performance Metrics
Reconciliation of GAAP Total Revenue to Total Reported Revenues for Annual Cash Bonus Purposes

Twelve Months Ended December 31,
(in millions)	2023

Total Reported Revenues	$1,541.6
Annual Cash Bonus Adjustments
Impact of changes in currency exchange rates (Impact vs. Budget)	1
Acquisition and Divestiture impact[1]	—
Adjusted for Annual Cash Bonus Purposes	$1,542.6

A-2	2024 Proxy Statement

Appendix B
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Integra LifeSciences Holdings Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1.That the Board of Directors of the Corporation, acting in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted a resolution to amend Article SEVENTH of the Company’s Restated Certificate of Incorporation (the “Amendment”) so that, as amended, it shall be read in its entirety as follows:
“SEVENTH: A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director or officer may not be eliminated or limited.”
2.That the foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this __ day of _____________, 2024.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:
Title:

B-1	2024 Proxy Statement

Appendix C
AMENDMENT NO. 1 TO THE
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
FIFTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

THIS AMENDMENT (the “Amendment”) of the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan (the "Plan") is dated as of March 22, 2024.
WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) sponsors and maintains the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;
WHEREAS, pursuant to Section 9(a) of the Plan, the Board of Directors of the Company (the “Board”) has reserved the right to amend the Plan;
WHEREAS, the Board believes that the number of shares of common stock of the Company remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;
WHEREAS, the Board has determined, following the recommendation of the Compensation Committee (the “Committee”) and the Committee’s independent compensation consultant, that it is in the best interests of the Company and its stockholders to amend the Plan, subject to stockholder approval, to (i) increase the aggregate number of Shares available for Awards under the Plan and (ii) eliminate a provision that permits Shares withheld for taxes with respect to an Award to continue to be available for Awards under the Plan; and
WHEREAS, the Board has approved the submission of this Amendment to the Company’s stockholders for approval and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE, the Plan is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:
1.Shares Subject to the Plan. Section 5 of the Plan is hereby amended and restated to read in its entirety as follows:

a.Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 18,500,000 (the “Share Limit”). The maximum number of Shares which may be granted as ISOs is 18,500,000. Further, no Key Employee shall receive Awards for more than 2,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.
2.     Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders (the “Amendment Effective Date”) in accordance with applicable laws and regulations.

3.     Remaining Provisions. The remaining provisions of the Plan will continue in full force and effect unless and until further modified or amended in accordance with the terms of the Plan.

4.    Capitalized Terms. Capitalized terms used in this Amendment that are not specifically defined in this Amendment will have the meanings set forth in the Plan.

[* * * * *]

2024 Proxy Statement	C-1

Appendix C
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment to the Plan was duly adopted by the Board of Directors.
INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By: /s/ Eric I. Schwartz
Name: Eric I. Schwartz
Title: Executive Vice President, Chief Legal Officer
and Secretary

2024 Proxy Statement	C-2

PRELIMINARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Keith Bradley	☐	☐	☐
1b. Shaundra D. Clay	☐	☐	☐
1c. Jan De Witte	☐	☐	☐
1d. Stuart M. Essig	☐	☐	☐
1e. Jeffrey A. Graves	☐	☐	☐
1f. Barbara B. Hill	☐	☐	☐
1g. Renee W. Lo	☐	☐	☐
1h. Raymond G. Murphy	☐	☐	☐
1i. Christian S. Schade	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 2, 3, 4 AND 5.

NOTE: In their discretion, the Proxies are authorized to the extent permitted by the rules of the Securities and Exchange Commission to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000636598_1 R1.0.0.6

PRELIMINARY

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

May 9, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY CARD

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

PROXY - Annual Meeting of Stockholders - Thursday, May 9, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware Corporation (the "Company"), hereby appoints Jan De Witte and Lea Knight, each of them acting singly with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1100 Campus Road, Princeton, New Jersey 08540, on Thursday, May 9, 2024 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; IN FAVOR OF PROPOSALS 2, 3, 4 AND 5; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

0000636598_2 R1.0.0.6